UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

REPLIGEN CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i) (4) and 0-11.

REPLIGEN

2026 PROXY STATEMENT

and

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

REPLIGEN

Notice of 2026 Annual Meeting of Shareholders

ANNUAL MEETING	VOTING MATTERS

DATE: Thursday May 14, 2026

Proposal 1

To elect nine (9) directors, nominated by the Board of Directors, as more fully described in the 2026 Proxy Statement.

Proposal 2

To consider and ratify the selection of Ernst & Young LLP as independent registered public accountants for the fiscal year ending December 31, 2026.

Proposal 3

To consider and act upon a non-binding, advisory vote to approve the compensation of our named executive officers (“say-on-pay”).

NOTE: The Board of Directors will consider and act upon any other business which may properly come before the meeting or at any postponement or adjournment thereof.

TIME: 8:00 a.m. ET
LOCATION: The meeting will be held virtually at
www.virtualshareholdermeeting.com/RGEN2026

Important Notice Regarding the Internet Availability of Proxy Materials

for the Stockholder Meeting to Be Held on May 14, 2026

WHO CAN VOTE

Shareholders of Repligen Corporation’s Common Stock as of the close of business on March 16, 2026 (our “Record Date”). It is important that your shares be represented and voted at the 2026 Annual Meeting of Shareholders (the “Annual Meeting”). Whether or not you plan to attend the virtual Annual Meeting, please complete and return the enclosed proxy card in the envelope provided or vote by internet or telephone pursuant to instructions provided with the proxy card.

NOTICE AND ACCESS

We are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders instead of paper copies of our Proxy Statement. The Notice contains instructions on how to access our Proxy Materials over the internet. The Notice also contains instructions on how shareholders can receive a paper copy of our Proxy Materials, free of charge, including this Proxy Statement and proxy card.

Our Annual Report to Shareholders, containing a letter from our President and Chief Executive Officer and financial statements for the fiscal year ended December 31, 2025 (the “2025 Annual Report”), is also being provided together with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting.

HOW TO VOTE

Our Annual Meeting will again be held in a virtual meeting format only, via the internet, with no physical in-person meeting. At our virtual Annual Meeting, shareholders will be able to attend, vote and submit questions as set forth in this section.

Voting instructions are the same for registered shareholders (shares are registered in your name with Repligen’s transfer agent, American Stock Transfer) and beneficial owners (shares are held in a stock brokerage account or by a bank or other holder of record). Here’s how to vote prior to the Annual Meeting:

By internet at www.proxyvote.com	By phone 1-800-690-6903	By mail, complete and return your proxy card or voting instruction form

You may also vote at the Annual Meeting via www.virtualshareholdermeeting.com/RGEN2026. You will need the 16-digit control number included with these proxy materials to vote electronically, to vote by phone, and/or to attend the virtual Annual Meeting. A technical support telephone number will be posted on the Annual Meeting login page so that you can call if you encounter any difficulties accessing the Annual Meeting during the check-in or during the meeting.

Execution of a proxy card, or voting by telephone or via the internet prior to the Annual Meeting, will not in any way limit a shareholder’s right to attend the virtual Annual Meeting and vote during the meeting.

HOW TO SUBMIT QUESTIONS

If you are a shareholder of record as of our Record Date, you may ask questions during the Annual Meeting. To do so, you will need to have your 16-digit control number available. During the formal portion of the meeting, your questions must be related to proposals listed under “Voting Matters” above, and more specifically to the particular proposal being discussed at the time. To ask a question during the Annual Meeting, click the Q&A button on the virtual meeting platform and enter your question in the text box. If questions submitted are repetitive as to a particular topic, the Chairperson of the meeting may limit discussion on such topic. We will also hold a question-and-answer period following the formal portion of the meeting, as time permits, during which time we welcome questions not relating to specific proposals.

DATE OF MAILING

It is anticipated that the Notice will be first sent or given to our shareholders on or about April 2, 2026. At this time, the Notice, the Proxy Statement, proxy card, and the 2025 Annual Report will be available for viewing, printing, and downloading at www.proxyvote.com.

By Order of the Board of Directors

Jason K. Garland

Chief Financial Officer

April 2, 2026

PROXY STATEMENT SUMMARY

We are furnishing this Proxy Statement and the related proxy materials (collectively, the “Proxy Statement”) in connection with the solicitation by our Board of Directors (“Board”) of proxies to be voted at the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment or postponement thereof. We are providing these materials to the holders of record of our Common Stock as of the close of business on March 16, 2026, and are first making available or mailing the materials on or about April 2, 2026. This summary highlights information contained elsewhere in the Proxy Statement. As this summary does not contain all the information that you should consider in connection with the Annual Meeting, we recommend that you read the entire Proxy Statement carefully before voting.

References throughout the Proxy Statement to “Repligen Corporation”, “Repligen”, “we”, “us”, “our”, or the “Company” refer to Repligen Corporation and its subsidiaries, taken as a whole, unless the context otherwise indicates.

VOTING MATTERS

Proposal	Description	Board Recommendation

Proposal 1: Election of directors (page 11)	We are asking our shareholders to elect each of the nine (9) directors identified below under “Our Director Nominees”, each to serve until the 2027 Annual Meeting of Shareholders.	FOR each nominee
Proposal 2: Ratification of the selection of the independent registered public accounting firm (page 24)

We are asking our shareholders to ratify our Audit Committee’s selection of Ernst & Young LLP (“EY”) to act as the independent registered public accounting firm for Repligen for the fiscal year ending December 31, 2026. Although shareholder approval of the Audit Committee’s selection of EY is not required, our Board believes we should provide an opportunity for our shareholders to ratify this selection.

FOR
Proposal 3: Advisory vote on executive compensation (page 26)

We are asking our shareholders to cast a non-binding, advisory vote to approve the compensation of our named executive officers (“NEOs”). In evaluating this year’s “say-on-pay” proposal, we recommend you review our Compensation Discussion and Analysis, describing how the Compensation Committee arrived at its executive compensation actions and decisions for 2025.

FOR

Please see the sections titled “General Annual Meeting Information” on page 55 and “Additional Information” on page 57 for important information about the proxy materials, including voting methods, vote requirements for adoption of each proposal, effect of abstentions and the deadlines to submit shareholder proposals and director nominations for next year’s Annual Meeting of Shareholders.

REPLIGEN CORPORATION	1	2026 PROXY STATEMENT SUMMARY

OUR DIRECTOR NOMINEES

You are being asked to vote on the election of the following nine (9) nominees to our Board. All directors are elected annually by the affirmative vote of a majority of votes cast. The chart below summarizes our director nominees’ personal information and current committee memberships. You can find detailed information about each director nominee’s background, skill sets and areas of expertise later in this Proxy Statement.

					Current Committee Memberships
Name and principal occupation	Age(1)	Director Since	Independent	Other Public Boards	Audit	Compensation	Nominating & Corporate Governance

Olivier Loeillot President and Chief Executive Officer, Repligen Corporation	56	2024	-	-

Martin D. Madaus, D.V.M., Ph.D. Chair (2) Senior Operating Executive, The Carlyle Group	66	2023	✓	2			CHAIR

Karen A. Dawes President, Knowledgeable Decisions, LLC	74	2005	✓	1	✓

Nicolas M. Barthelemy Senior Advisor, Warburg Pincus	60	2014	✓	-		✓

Carrie Eglinton Manner President and Chief Executive Officer, OraSure Technologies, Inc.	52	2020	✓	1	✓

Konstantin Konstantinov, Ph.D. Chief Technology Officer, Ring Therapeutics and Operating Partner, Flagship Pioneering	68	2022	✓	-			✓

Rohin Mhatre, Ph.D. Executive Vice President and Chief Technical Operations Officer, Fog Pharmaceuticals, Inc.	61	2020	✓	-		✓

Glenn P. Muir Retired Chief Financial Officer and Executive Vice President, Hologic, Inc.	67	2015	✓	1	CHAIR	✓

Margaret A. Pax Former Vice President, Strategy and Innovation, Thermo Fisher Scientific	66	2024	✓	-		CHAIR	✓
(1)
Age as of the date of the Annual Meeting.
(2)
As previously announced on the Company’s Current Report on Form 8-K, filed with the SEC on January 6, 2026, Dr. Madaus was appointed Chair of the Board, effective March 13, 2026. Dr. Madaus is succeeding Tony J. Hunt, who was serving as the Executive Chair of the Board.

BOARD COMPOSITION

We continuously evaluate our director skill sets and expertise for alignment with Repligen’s strategic goals. Our independent directors bring extensive experience in areas that are critical to the Company’s strategy and long-term success, such as biopharmaceutical manufacturing, global and commercial operations, and finance. Below we highlight the key skills and experiences of our director nominees that are critical to Repligen’s success.

In addition to breadth of skills and experience, we believe in establishing and maintaining a Board that includes various demographics because having multiple perspectives and experiences improves the quality of dialogue, contributes to more effective decision-making on behalf of the Company and its shareholders, and enhances the overall chemistry and collaborative culture in the boardroom.

REPLIGEN CORPORATION	2	2026 PROXY STATEMENT SUMMARY

Key Skills & Experience

Director Nominee	Public Company Board/CEO	Risk Oversight	Finance & Capital Markets	Manufacturing & Global Operations	Strategic Planning and M&A	Life Sciences Technology & Innovation	Commercial Sales & Marketing

Olivier Loeillot	✓	✓	✓	✓	✓	✓	✓

Martin Madaus, D.V.M., Ph.D.	✓	✓		✓	✓	✓	✓

Karen A. Dawes	✓	✓	✓		✓		✓

Nicolas M. Barthelemy	✓	✓		✓	✓	✓	✓

Carrie Eglinton Manner	✓	✓	✓	✓	✓	✓	✓

Konstantin Konstantinov, Ph.D.		✓		✓		✓

Rohin Mhatre, Ph.D.		✓		✓	✓	✓

Glenn P. Muir	✓	✓	✓		✓

Margaret A. Pax	✓	✓			✓	✓	✓

CORPORATE GOVERNANCE HIGHLIGHTS

Repligen is committed to implementing and maintaining effective corporate governance practices that further long-term shareholder value, promote the Board’s accountability, and align the interests of our executive team with those of our shareholders.

The following represent the key elements of our corporate governance programs:

Director Independence
•
All of our director nominees, other than our Chief Executive Officer (“CEO”), are independent
•
All committee members are independent
•
Executive sessions of independent directors are held at each Board meeting

Board Refreshment
•
Board refreshment is a key area of focus as shown by the 2023 addition of Dr. Madaus, a former CEO of a major bioprocessing tools company, and the 2024 addition of Ms. Pax, a former senior executive at Thermo Fisher Scientific with expertise in driving global growth strategies for life sciences companies

Board Governance Practices
•
We conduct annual Board and committee evaluations and self-assessments
•
All directors and officers are subject to our Second Amended and Restated Code of Business Conduct & Ethics
•
All directors serving on the Board attended 100% of Board and committee meetings held during the period for which they have been directors and/or on the committees of the Board, with the exception of one director, who attended one out of two of the total number of committee meetings applicable to such director.
•
Our Board is led by our Chair which is a separate role from our CEO

REPLIGEN CORPORATION	3	2026 PROXY STATEMENT SUMMARY

Shareholder Rights
•
All of our directors are elected annually
•
In uncontested elections, our directors must be elected by a majority of votes cast
•
Our By-laws include shareholder rights to amend our By-laws
•
Our By-laws provide for proxy access by shareholders
•
We have no super-majority voting requirements in our Charter or By-laws
•
We have a robust investor communication program

Compensation Practices/Policies
•
We have stock ownership guidelines for all directors and NEOs
•
Our executive compensation program links pay with corporate and individual performance
•
A significant percentage of target compensation is “at-risk” through short-term and long-term incentive awards
•
We have anti-hedging, anti-pledging and anti-short sale policies
•
We have a compensation clawback policy

SHAREHOLDER ENGAGEMENT

We actively seek and highly value the views and insights of our shareholders. We meet regularly with our shareholders through an ongoing schedule of investor discussions, in-person meetings, conferences, non-deal roadshows and other events. In addition to our traditional investor relations outreach efforts focused on analysts and portfolio manager communications, we engage with shareholder stewardship and proxy governance teams to discuss proxy proposals, overall governance and executive compensation programs, and sustainability reporting and initiatives.

Our shareholder engagement activities have guided certain Board meeting agendas and have led to governance enhancements addressing the issues that matter most to our shareholders. We consider this ongoing engagement process important in creating long-term value, and maintaining a culture of integrity, compliance and sustainability.

Conversations with investors and analysts in 2025 and into 2026 covered a wide range of topics, including the outlook for revenue growth and margin expansion in the near- and long-term. In addition, these discussions centered around our commercial strategy, new product launches, mergers and acquisitions, fit-for-growth investments, the biologics and new modalities end-markets, and the macro backdrop, among other areas.

SUSTAINABILITY – ENVIRONMENTAL, SOCIAL AND GOVERNANCE MATTERS

We believe our commitment to sustainability topics across all our global facilities matters and is an important part of creating long-term business value for all stakeholders. We are deeply committed to corporate responsibility and transparency, and we continue to factor sustainability into our business decisions and integrate its core principles into our daily operations. Together, we are advancing our sustainability initiatives and taking steps to engage stakeholders throughout our upstream and downstream value chain.

To view or download our most recent 2024 sustainability report, “Perspectives on Progress” and/or to access our 2024 reporting frameworks indexes document, please visit repligen.com/company/sustainability.

Sustainability Oversight

Our commitment to sustainability oversight at both the Board and management levels reflects the importance we place on our sustainability policies and programs to support our long-term strategic plan. In 2025, the Board transferred oversight of the sustainability function to the Audit Committee to better align strategies and to support increasing sustainability-related regulatory requirements. The Audit Committee meets regularly and reviews and advises on strategy, initiatives and reporting. For more details about our Sustainability Oversight hierarchy, please see the section titled “Sustainability Oversight” on page 21.

EXECUTIVE COMPENSATION HIGHLIGHTS

Repligen’s compensation philosophy is to provide compensation that will attract and retain high-performing talent in our industry, motivate the Company’s executive officers to create long-term, enhanced shareholder value and provide a fair reward for robust effort. The Company believes that the compensation of its executive officers should align the executive officers’ interests with those of the shareholders and focus executive officer behavior not only on the achievement of near-term corporate goals, but also on the achievement of long-term business objectives and strategies. For more on compensation philosophy see the section titled “Executive Compensation” beginning on page 31.

Compensation Earned

The table below sets forth the compensation that we paid to, or that was earned by or granted to the Company’s President and CEO, Chief Financial Officer (“CFO”), Chief Operating Officer (“COO”), Senior Vice President, Research & Development and Senior Vice President, Chief Product Officer (“CPO”) in 2025, all five of whom were serving as executive officers as of December 31, 2025 . We

REPLIGEN CORPORATION	4	2026 PROXY STATEMENT SUMMARY

refer to these individuals as NEOs throughout the Proxy Statement. For more information on the total compensation see “Executive Compensation Tables — 2025 Summary Compensation Table” on page 38.

Name/Title	Total 2025 Compensation

Olivier Loeillot President and Chief Executive Officer	$6,114,771

Jason K. Garland Chief Financial Officer	$2,988,322

James Bylund Chief Operating Officer	$2,932,519

Ralf Kuriyel Senior Vice President, Research and Development	$2,328,921

Brian Douglass (1) Senior Vice President, Chief Product Officer	$1,734,794

(1) Effective December 31, 2025, Mr. Douglass was appointed as Senior Vice President, Chief Product Officer. Mr. Douglass previously served as the Company's Senior Vice President, Filtration and Chromatography.

REPLIGEN CORPORATION	5	2026 PROXY STATEMENT SUMMARY

The charts below reflect the allocation of base salary, short-term (cash) incentive compensation and long-term (equity) incentive compensation earned by the NEOs in 2025.

2025 Summary Compensation Allocations

OLIVIER LOEILLOT President & Chief Executive Officer	JASON K. GARLAND Chief Financial Officer	JAMES R. BYLUND Chief Operating Officer

RALF KURIYEL Senior Vice President, Research & Development	BRIAN DOUGLASS Senior Vice President, Chief Product Officer

Long-term Equity Incentive Breakout for NEOs

We believe that the mix of time-based and performance-based equity awards under our long-term incentive compensation program provides balance to the program, motivates our executives to drive organizational achievement of our near- and long-term corporate goals and aligns the interests of our executive officers with those of our shareholders.

As shown in the graph below, the target split of the annual long-term equity incentive compensation awards made to our NEOs based upon dollar value is 25% performance-based restricted stock units (“PSUs”), 25% stock options subject to time-based vesting, and 50% restricted stock units subject to time-based vesting (“RSUs”). Our Compensation Committee annually reviews our long-term equity incentive program and has determined that the current composition and weightings remain appropriate in furthering our objective of recruiting and retaining top talent in our industry at this time.

The PSU awards granted in 2025 are only earned if we achieve specific three-year revenue growth goals or "Base Organic Revenue Growth" and three-year Adjusted Return on Invested Capital (“Adjusted ROIC”), which are set at challenging levels and weighted at 50% each with cliff vesting after three years based on performance.

Long-term Equity Incentive Payout for NEOs for 2025

In 2023, we granted PSU awards subject to a three-year performance period ending December 31, 2025. As shown in the table below, these PSU awards were not earned due to not achieving the organic revenue growth goal or Adjusted ROIC goal for the PSU awards.

REPLIGEN CORPORATION	6	2026 PROXY STATEMENT SUMMARY

The following table presents the performance goals and actual achievement for the 2023-2025 program:

Goals and Achievement for the Three-Year Performance Period Ending December 31, 2025

	Performance Range
	Threshold	Target	Maximum	Achievement	Actual Payout

Base Organic Revenue Growth 2023-2025 (1)	15.0%	18.8%	25.0%	2.6%	0.0%

Adjusted ROIC (2)	8.0%	9.6%	11.0%	4.4%	0.0%

Total weighted payout	—	—	—	—	—

(1)
Base Organic Revenue Growth excludes the impact of revenue related to COVID-19, inorganic acquisition-related revenue (revenue recognized by acquired companies during the reporting period for which there is no prior year comparison), and the impact of changes in foreign exchange rates.
(2)
Adjusted ROIC means the Company’s Adjusted NOPAT (as defined below), divided by Adjusted Invested Capital (as defined below). Adjusted NOPAT means the Company’s Adjusted Income from Operations (as defined below) multiplied by the Adjusted Tax Rate (as defined below). Adjusted Income from Operations means the Company’s income from operations under U.S. generally accepted accounting principles (“GAAP”), adjusted for non-recurring charges for inventory step-up, acquisition and integration costs, restructuring costs and contingent consideration expense, as well as intangible asset amortization. Adjusted Tax Rate means the Company’s tax rate under GAAP, adjusted for the tax effect of non-GAAP charges. Adjusted Invested Capital means the average of the year-end balances for the final two years of the ROIC performance period of (a) the sum of (i) the Company’s total stockholders’ equity under GAAP and (ii) the Company’s total short-term and long-term debt recorded under GAAP, less (b) the Company’s cash and cash equivalents under GAAP, but excluding in all cases the impact of any business acquisition after the first two acquisitions completed during the plan period.

We have granted our NEOs performance-based equity awards each year since 2019 and we anticipate that we will continue to include such equity awards as part of our long-term incentive compensation program going forward.

BUSINESS & FINANCIAL HIGHLIGHTS 2025

In 2025, we delivered on the five strategic priorities we outlined at the beginning of the year:

Accelerated Growth with a Transformed Customer Experience.

We returned to double-digit growth in 2025 with 16% growth on both a reported and organic non-COVID basis. This was driven by broad momentum across our portfolio, expansion of our customer base, and strength across all geographies. Consumables led the way with 20%+ growth, while equipment was roughly flat year-over-year, though we saw strong traction in our Analytics offerings. We continue to capitalize on our broad portfolio and cross-selling opportunities with our key accounts team, which is focused on approximately 20 large pharma and CDMO accounts, with the objective of further penetrating these accounts by increasing both the number of product lines they purchase and their overall volume. We are now selling 2.5 times as many product lines to these customers versus 2019. In addition, our commercial team is incentivized to cross-sell our entire portfolio. We believe we are early in the penetration of these opportunities. In 2025, we made notable progress on our Asia-Pacific (APAC) strategy as we onboarded a new Head of APAC and GM of China. We will continue to invest in our APAC team in 2026 given the growing activity in this region. Finally, our investments in services translated to accretive growth in 2025. We have a high attachment rate for services in our Analytics franchise and are working to replicate this success across the rest of our capital equipment portfolio.

Expanded Margins.

In 2025, we balanced key investments in the business, while expanding adjusted operating margin by 0.9% to 13.8%. We expanded adjusted gross margin by approximately 2.2%, driven by volume and price, which offset inflation, tariff, and mix headwinds. While foreign currency was favorable, this was offset by dilution from M&A, which weighed on operating margin expansion. Net of foreign currency and M&A, we expanded organic adjusted operating margins by 2.4%. We continue to believe our acquisitions of Tantti and our upstream PAT portfolio are key to our long-term strategy. In 2025, we made important investments in our commercial team,

REPLIGEN CORPORATION	7	2026 PROXY STATEMENT SUMMARY

legal transformation, finance and IT leadership, along with AI and infrastructure investments. These are critical to ensure we have a scalable foundation to support the growth we see in coming years. We expect to generate increasing operating leverage in coming years to drive margin expansion.

Launched New Products.

We had an active year of new product launches in 2025 across our franchises. In Analytics, we launched our SoloVPE PLUS, the next generation of our SoloVPE with increased accuracy and faster read-out times. We believe this upgrade cycle represents a multi-year growth opportunity for us. In filtration, we launched our new Proconnex® MixOne single-use mixer. We began demos in 2025 and expect to deliver our first placements in 2026. In proteins, we launched a variety of new resins including three new resins in December 2025: AVIPure® HiPer™AAV9, AVIPure® HiPer™AAV8, and HiPer™QA. We are also seeing continuing traction with custom resins developed by Avitide and Tantti.

Acquired Upstream PAT Portfolio and Integrated Tantti.

In 2025, we executed on our M&A roadmap. In March, we announced the acquisition of 908 Devices’ desktop portfolio of four devices for upstream bioprocessing process analytical technology (PAT) applications. These devices include the recently rebranded PATsmart™ MAVERICK® and MAVEN® for real-time monitoring and control of critical bioprocess parameters; REBEL, an at-line cell culture media analyzer; and ZipChip®, a high-resolution sample separations device used in the characterization of product quality attributes. In 2025, we made progress on the integration of our upstream portfolio, transitioning manufacturing capabilities to Marlborough, while cross-training our upstream and downstream Analytics teams. This has resulted in a growing funnel of opportunities. In 2025, we also made progress on our integration of Tantti. In July, we announced a strategic partnership with Novasign to develop and integrate Novasign’s machine learning and modeling workflow into Repligen filtration systems. As part of the partnership, we made an investment in Novasign to help scale and expand their operations. This furthers our digitization efforts and highlights using minority investments as another capital allocation option. Outside of organic investments in the business, M&A remains our top priority for capital allocation.

Became More Fit for Growth.

In 2025, we made considerable progress on our efforts to become more “fit for growth” and to ensure we have the right foundation in place as we look to scale the business in coming years. We made key leadership hires across legal, finance, and IT. In addition, we made significant investments in our business systems to ensure we are building the right tools and processes to scale the business. This included initial AI investments across our legal and supply chain functions. Looking ahead, we will continue to further build our bench and make targeted system investments in IT modernization, financial planning, and lifecycle product management. In addition, we will invest in strategic transformation initiatives, including projects that can help drive margin expansion.

Sustainability

At Repligen, our sustainability strategy is closely linked to how we build a resilient, high‑performance, and low‑risk business. In 2025, we continued to advance these efforts. A defining milestone in 2025 was the completion of Repligen Corporation’s first enterprise‑level Double Materiality Assessment, aligned with emerging European Sustainability Reporting Standards. This work focused on the sustainability topics most relevant to value creation, risk management, and regulatory readiness, and reinforced the importance of integrating sustainability considerations into business planning, decision‑making, and investments. Our current sustainability report, and a frameworks index can be downloaded from our website at repligen.com/company/sustainability.

REPLIGEN CORPORATION	8	2026 PROXY STATEMENT SUMMARY

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of our Common Stock as of March 16, 2026 by: (i) each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each director or nominee of the Company; (iii) each named executive officer of the Company; and (iv) all directors nominees and executive officers of Repligen as a group. The business address of each director and executive officer is Repligen Corporation, 41 Seyon Street, Building #1, Suite 100, Waltham, Massachusetts 02453.

Beneficial Owner	Amount and Nature of Beneficial Ownerships(1)	Percent of Class(2)

BlackRock, Inc.(3)	5,198,107	9.2%

The Vanguard Group(4)	4,993,945	8.9%

T. Rowe Price Associates, Inc.(5)	4,599,860	8.2%

FMR LLC (6)	2,891,140	5.1%

Olivier Loeillot(7)	23,790	*

Jason K. Garland(8)	11,096	*

James Bylund(9)	37,811	*

Ralf Kuriyel(10)	21,615	*

Brian Douglass (11)	5,121	*

Martin D. Madaus(12)	14,118	*

Karen A. Dawes(13)	101,775	*

Nicolas M. Barthelemy(14)	11,553	*

Carrie Eglinton Manner(15)	15,562	*

Konstantin Konstantinov(16)	11,353	*

Rohin Mhatre, Ph.D.(17)	16,205	*

Glenn P. Muir(18)	52,866	*

Margaret A. Pax(19)	6,877	*

All directors, nominees and executive officers as a group (13 persons)(20)	329,742	0.6%

* Less than one percent

(1)
Beneficial ownership, as such term is used herein, is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and includes voting and/or investment power with respect to shares of Common Stock of Repligen. Unless otherwise indicated, the named person possesses sole voting and investment power with respect to the shares. The shares shown include shares that such person has the right to acquire within 60 days of March 16, 2026.
(2)
Percentages of ownership are based upon 56,399,274 shares of Common Stock issued and outstanding as of March 16, 2026. Shares of Common Stock that may be acquired pursuant to options that are exercisable or restricted stock units subject to time-based vesting (“RSUs”) that will vest within 60 days of March 16, 2026 are deemed outstanding for computing the percentage ownership of the person holding such options or RSUs but are not deemed outstanding for the percentage ownership of any other person.
(3)
Based solely on a Schedule 13G/A filed on April 24, 2025 for the March 31, 2025 filing event. BlackRock, Inc.’s business address is 50 Hudson Yards, New York, NY 10001. BlackRock, Inc. has sole voting power with respect to 5,044,499 shares and sole dispositive power with respect to 5,198,107 shares.
(4)
Based solely on a Schedule 13F filed on February 13, 2026 for the December 31, 2025 filing event. The Vanguard Group’s business address is 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard Group has shared voting power with respect to 336,232 shares, shared dispositive power with respect to 403,168 shares and sole dispositive power with respect to 4,590,777 shares.
(5)
Based solely on a Schedule 13G/A filed on February 17, 2026 for the December 31, 2025 filing event. T. Rowe Price Associates, Inc.'s business address is 1307 Point Street, Baltimore, MD 21231. T. Rowe Price Associates, Inc. has sole voting power with respect to 4,301,925 shares and sole dispositive power with respect to 4,599,061 shares.

(6)
Based solely on a Schedule 13G filed on February 5, 2026 for the December 31, 2025 filing event. FMR LLC's business address is 245 Summer Street, Boston, MA 02210. FMR LLC has sole voting power with respect to 2,876,402 shares and sole dispositive power with respect to 2,891,140 shares.

REPLIGEN CORPORATION	9	2026 PROXY STATEMENT SUMMARY

(7)
Includes 21,568 shares issuable pursuant to stock options which are exercisable within 60 days of March 16, 2026.
(8)
Includes 7,909 shares issuable pursuant to stock options which are exercisable within 60 days of March 16, 2026.
(9)
Includes 29,821 shares issuable pursuant to stock options which are exercisable within 60 days of March 16, 2026.
(10)
Includes 12,194 shares issuable pursuant to stock options which are exercisable within 60 days of March 16, 2026.
(11)
Includes 4,000 shares issuable pursuant to stock options which are exercisable within 60 days of March 16, 2026 and 1,000 RSUs which will vest within 60 days of March 16, 2026.
(12)
Includes 6,721 shares issuable pursuant to stock options which are exercisable within 60 days of March 16, 2026 and 973 RSUs which will vest within 60 days of March 16, 2026.
(13)
Includes 9,954 shares issuable pursuant to stock options which are exercisable within 60 days of March 16, 2026 and 973 RSUs which will vest within 60 days of March 16, 2026.
(14)
Includes 7,112 shares issuable pursuant to stock options which are exercisable within 60 days of March 16, 2026 and 973 RSUs which will vest within 60 days of March 16, 2026.
(15)
Includes 11,096 shares issuable pursuant to stock options which are exercisable within 60 days of March 16, 2026 and 973 RSUs which will vest within 60 days of March 16, 2026.
(16)
Includes 8,459 shares issuable pursuant to stock options which are exercisable within 60 days of March 16, 2026 and 973 RSUs which will vest within 60 days of March 16, 2026.
(17)
Includes 12,186 shares issuable pursuant to stock options which are exercisable within 60 days of March 16, 2026 and 973 RSUs which will vest within 60 days of March 16, 2026.
(18)
Includes 16,244 shares issuable pursuant to stock options which are exercisable within 60 days of March 16, 2026 and 973 RSUs which will vest within 60 days of March 16, 2026.
(19)
Includes 4,861 shares issuable pursuant to stock options which are exercisable within 60 days of March 16, 2026 and 973 RSUs which will vest within 60 days of March 16, 2026.
(20)
See footnotes 7 through 19 above. Includes 152,125 shares issuable pursuant to stock options which are exercisable within 60 days of March 16, 2026 and 8,784 RSUs which will vest within 60 days of March 16, 2026.

REPLIGEN CORPORATION	10	2026 PROXY STATEMENT SUMMARY

PROPOSAL 1

ELECTION OF DIRECTORS

DIRECTOR NOMINEES

There are nine (9) nominees for director, all of whom are current directors of Repligen that have been nominated by the Nominating and Corporate Governance (“N&CG”) Committee and the Board of Directors (“Board”) for re-election.

If elected, each of the director nominees will hold office until the 2027 Annual Meeting of Shareholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.

Name	Year First Elected Director	Position with the Company
Olivier Loeillot	2024	President and Chief Executive Officer, Director
Martin Madaus, D.V.M., Ph.D.	2023	Director, Chair of the Board
Karen A. Dawes	2005	Director
Nicolas M. Barthelemy	2014	Director
Carrie Eglinton Manner	2020	Director
Konstantin Konstantinov, Ph.D.	2022	Director
Rohin Mhatre, Ph.D.	2020	Director
Glenn P. Muir	2015	Director
Margaret A. Pax	2024	Director

Shares represented by all proxies received by the Board and not marked or voted to abstain from voting for any individual director or for any group of directors will be voted, unless otherwise indicated, FOR the election of the nominees named above. Proxies may not be voted for a greater number of persons than the number of nominees named. The Board knows of no reason why any nominee should be unable or unwilling to serve, but if any nominee should be unable or unwilling to serve, proxies will be voted in accordance with the judgment of the persons named as attorneys-in-fact on the proxy cards with respect to the directorship for which that nominee was unable or unwilling to serve.

Proposal 1 relates solely to the election of the nine (9) above-named directors nominated by the Company and does not include any other matters relating to the election of directors, including without limitation, the election of directors nominated by any shareholders of the Company.

The Board unanimously recommends a vote FOR each of the nominees for election as directors of the Company. If authorized proxies are submitted without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board’s recommendations.

REPLIGEN CORPORATION	11	2026 PROXY STATEMENT SUMMARY

OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Repligen’s executive officers are appointed by, and serve at the discretion of, the Board. Each executive officer is a full-time employee of Repligen. The current directors, including director nominees, and executive officers of Repligen as of March 16, 2026 are as follows:

Name	Age (1)	Position with the Company
Olivier Loeillot	56	President and Chief Executive Officer, Director
Jason K. Garland	52	Chief Financial Officer
James Bylund	63	Chief Operating Officer
Ralf Kuriyel	67	Senior Vice President, Research and Development
Brian Douglass (2)	51	Senior Vice President, Chief Product Officer
Martin Madaus, D.V.M., Ph.D.(3)(5)	66	Director, Chair of the Board
Karen A. Dawes (6)	74	Director
Nicolas M. Barthelemy (4)	60	Director
Carrie Eglinton Manner (6)	52	Director
Konstantin Konstantinov, Ph.D. (5)	68	Director
Rohin Mhatre, Ph.D.(4)	61	Director
Glenn P. Muir (4)(6)	67	Director
Margaret A. Pax (4)(5)	66	Director

(1)
Age as of the date of the 2026 Annual Meeting of Shareholders.
(2)
Mr. Douglass was appointed Chief Product Officer effective December 31, 2025.
(3)
Dr. Madaus was appointed Chair of the Board, effective March 13, 2026.
(4)
Member of the Compensation Committee.
(5)
Member of the N&CG Committee.
(6)
Member of the Audit Committee.

BIOGRAPHICAL INFORMATION

The following paragraphs provide information about the Company’s continuing directors and executive officers. The information presented includes information about each director’s specific experience, qualifications, attributes and skills that led the Board to the conclusion that he or she should serve as a director.

Executive Officers

Olivier Loeillot was named President and CEO and has served on the Board since September 2024. He joined Repligen in October 2023 as President and Chief Commercial Officer, where he had responsibility for driving the Company's commercial strategy and expanding the market impact of Repligen's business units in bioprocessing. Mr. Loeillot joined Repligen from his most recent role as CEO of Ascensus Specialties, a manufacturer of specialty chemicals for use in the life sciences and pharmaceutical markets. Mr. Loeillot previously served a combined 12 years with Cytiva (a Danaher Corporation company) and GE Healthcare Life Sciences. At Cytiva, he served as Bioprocess President from 2018 to 2022, overseeing the overall

Bioprocessing portfolio from cell culture media to purification resins and including process equipment, single-use technologies and enterprise solutions. There, he was also instrumental in building and leading the Enterprise Solutions business, managing the Bioprocess Asia business in Singapore, and directing the Genomics and Cellular Research division. Prior to Cytiva, Mr. Loeillot served a combined 12 years with Lonza, advancing to Vice President Sales, Lonza Custom Manufacturing. He also acted as Vice President Sales for Lonza AG's custom manufacturing business and led the Microbial Biopharmaceuticals group. Mr. Loeillot earned his Master's degree in Chemistry in 1993 from the European High Institute of Chemistry of Strasbourg, France, and later completed a M.B.A. program at CESMA Business School of EM Lyon.

REPLIGEN CORPORATION	12	2026 PROXY STATEMENT SUMMARY

Jason K. Garland joined Repligen in September 2023 as the CFO, where he oversees financial operations for the Company. Mr. Garland holds responsibility for all corporate finance and audit functions, capital markets and M&A transactions, financial planning and analysis, budgeting and financial risk management of the Company as well as information technology and investor relations of the Company. Mr. Garland was previously with Integer Holdings Corporation (“Integer”), a medical device outsource manufacturer, where he served for nearly five years as Executive Vice President and CFO, and assumed executive sponsorship of the company’s business process excellence initiatives focused on standardizing and optimizing all non-

manufacturing processes. Prior to his role with Integer, Mr. Garland spent three years as Vice President and CFO for the global sales and supply divisions of Tiffany & Co., following nearly 20 years of increasing responsibility at General Electric Corporation (“GE”). His rotations and achievements at GE culminated in several leadership positions including his role as CFO for GE Industrial Solutions, then a multi-billion dollar business with over 40 manufacturing sites. Previously, Mr. Garland served on the board of directors and was Audit Committee Chair for Acutus Medical, a publicly-traded medical device company, from 2022 to 2025. He holds a B.S. in Chemical Engineering from the University of New Hampshire, and is Lean Six Sigma Black Belt certified.

James Bylund was named COO of the Company in January 2022 and serves as the Company’s principal operating officer. He joined Repligen in March of 2020 as Senior Vice President, Global Operations and IT, overseeing all operations and IT functions on a global basis. Between March 2019 and March 2020, Mr. Bylund also worked in real estate at Inspire Development in Austin, Texas. Prior to joining Repligen, Mr. Bylund spent ten years at Thermo Fisher in a number of roles including Vice President and General Manager of the Single Use Technologies Business Unit and Vice President of Global Operations for the Bioproduction Division. Prior to joining Thermo Fisher, Mr. Bylund also worked for Fiserv (nine years) and Eli Lilly and

Company (seven years) in a variety of leadership roles. He has significant experience in managing multiple operating sites across the globe and scaling operations to meet rapidly growing demand. Mr. Bylund is a passionate proponent of continuous improvement and has consistently demonstrated the ability to assemble and grow highly effective teams. He holds a B.S. in Accounting from Utah State University and an M.B.A. from Indiana University.

Ralf Kuriyel joined Repligen in October 2016 as the Senior Vice President, R&D where he oversees the Company’s R&D efforts. Mr. Kuriyel was previously Vice President of Applications for the single-use business unit within the Life Sciences division of Pall Corporation (“Pall”), whose acquisition by Danaher Corporation was completed in August 2015. At Pall, Mr. Kuriyel served as Vice President of R&D, Field Applications and Process Development Services from November 2014 to October 2016. In addition, Mr. Kuriyel served as Vice President, Applications R&D at Pall from November 2011 to November 2014. Mr. Kuriyel received a B.S. and an M.S. in Chemical Engineering from Rensselaer Polytechnic Institute and has completed his coursework for the Tufts University Ph.D. program in Chemical Engineering. He is an inventor of multiple patents and has co-authored over 30 scientific publications on bioprocessing, including separations technologies, membrane separations methods, protein processing and enhanced microfiltration techniques.

Brian Douglass was named Senior Vice President, CPO of the Company in December 2025, where he drives product strategy, portfolio vision and commercial execution. He joined Repligen in May 2024 as SVP, Filtration and Chromatography where he was responsible for driving the business strategy for several of the company’s flagship product lines. Prior to joining Repligen, he served as Vice President and General Manager, Cell Biology at Thermo Fisher Scientific. He previously served a combined eight years at Cytiva (a Danaher company, formerly known as GE Healthcare Life Sciences), holding the roles of Global Head of Product Management, and General Manager for the Cell Culture business. Earlier in his career, he held roles of increasing responsibility at Corning Life Sciences, the American Type Culture Collection and Avantor

(formerly known as Mallinckrodt Baker). Mr. Douglass earned a B.S. in Microbiology from Pennsylvania State University and an M.S. in Biotechnology from Johns Hopkins University.

REPLIGEN CORPORATION	13	2026 PROXY STATEMENT SUMMARY

Nicolas M. Barthelemy has served as a director of Repligen since June 2014. Mr. Barthelemy brings over 30 years of industry experience to the director role. Mr. Barthelemy served as President and CEO of bioTheranostics, a molecular diagnostics company, from September 2014 until February 2017. Prior to bioTheranostics, he served as President, Global Commercial Operations at Life Technologies, which was acquired by Thermo in February 2014. Prior to Life Technologies, Mr. Barthelemy was with Biogen Inc. (“Biogen”) for eight years, most recently as Vice President, Manufacturing and General Manager for the company’s manufacturing organization at Research Triangle Park. He began his career with Merck &

Co., Inc. as a Senior Project Engineer, Vaccine Technology. Mr. Barthelemy also serves on the board of directors of three privately held companies: Avid Bioservices, Biocare Medical LLC and Slingshot Biosciences. Mr. Barthelemy previously served as a board member of Twist Bioscience, 908 Devices Inc. and Standard BioTools, Inc. (previously Fluidigm Corporation). He has been a Senior Advisor at Warburg Pincus since 2020. Mr. Barthelemy received a M.S. in Chemical Engineering from the University of California, Berkeley, and an engineering degree from Ecole Supérieure de Physique et Chimie Industrielles, Paris. Mr. Barthelemy’s qualifications to sit on the Company’s Board include his extensive experience in the bioprocessing field, including large scale biologics manufacturing, commercialization of consumables used in bioprocessing, and strategy and merger and acquisitions.

Karen A. Dawes, our former Lead Independent Director and Chairperson of the Board, has served as a director of Repligen since September 2005 and she served as Lead Independent Director from September 2024 through March 2026. She is currently President of Knowledgeable Decisions, LLC, a management consulting firm. Ms. Dawes served from 1999 to 2003 as Senior Vice President and U.S. Business Group Head for Bayer Corporation’s U.S. Pharmaceuticals Group (“Bayer”). Prior to joining Bayer, she was Senior Vice President, Global Strategic Marketing, at Wyeth LLC (“Wyeth”), a pharmaceutical company (formerly known as American Home Products), where she held responsibility for worldwide strategic marketing. Ms. Dawes also served as Vice President, Commercial Operations for Genetics Institute, Inc., which was acquired by Wyeth in January 1997, designing and implementing that company's initial commercialization strategy to launch BeneFIX® and Neumega®. Ms. Dawes began her pharmaceuticals industry career at Pfizer, Inc. where, from 1984 to 1994, she held a number of marketing positions, serving most recently as Vice President, Marketing of the Pratt Division. At Pfizer, Inc., she directed launches of Glucotrol®/Glucotrol XL®, Zoloft®, and Cardura®. Ms. Dawes also serves on the board of directors of one publicly traded company: Barinthus Bio (formerly Vaccitech Limited), one private company, JPA Health, and one not-for-profit company, Medicines 360. Ms. Dawes received a B.A. and M.A. in English from Simmons University and a M.B.A. from Harvard University Graduate School of Business. Ms. Dawes’ qualifications to sit on the Company’s Board include her extensive strategic experience in both a managerial and consulting capacity with pharmaceutical companies as well as her considerable commercial background.

Carrie Eglinton Manner has served as a director of Repligen since June 2020. She brings to the director role over 30 years of leadership experience across advanced diagnostics, clinical laboratory services and global healthcare technology. Ms. Eglinton Manner has served as President and CEO and a director of OraSure Technologies, Inc. (“OraSure”), since 2022. OraSure improves access, quality, and value in healthcare with innovation in effortless tests and sample management solutions. Together with its wholly-owned subsidiaries, DNA Genotek Inc., Sherlock Biosciences, Inc., and BioMedomics, Inc., OraSure is a leader in the development, manufacture and distribution of rapid diagnostic tests, sample collection and stabilization devices, and molecular service solutions designed to discover and detect critical medical conditions. Prior to OraSure, Ms. Eglinton Manner served as Senior Vice President, Advanced & General Diagnostics and Clinical Solutions at Quest Diagnostics, ("Quest") from 2017 to 2022. At Quest, Ms. Eglinton Manner oversaw value creation across the company’s $10 billion clinical portfolio, driving innovation in R&D, along with partnerships and acquisitions. She helped accelerate growth in Quest’s $2 billion Advanced Diagnostics portfolio, including oversight of specialty molecular and genetic offerings, pathology and its global and pharmaceutical services businesses. Prior to Quest, Ms. Eglinton Manner spent two decades at GE Healthcare building deep healthcare, commercial, operational and regulated manufacturing expertise. She served as President and CEO of four distinct global businesses ranging from $150 million to $3 billion in revenue, where she led complex diagnostic and life science product portfolios across multiple clinical and technology-driven markets, including diagnostic imaging, lab services and medical devices. Ms. Eglinton Manner also currently serves on the board of directors of Sapphiros (a KKR-backed platform building the next generation of diagnostic technologies), Team Pennsylvania, (a non-profit organization focused on accelerating Pennsylvania’s long-term economic future,) and Thrive Networks, (a not-for-profit organization pioneering evidence-based programs in water, sanitation and hygiene, healthy cities and resilient communities. Ms. Eglinton Manner holds a B.S. in Mechanical Engineering from the University of Notre Dame. Ms. Eglinton Manner’s qualifications to sit on the Company’s Board include her extensive executive service in the healthcare industry and proven track record of driving innovation, scaling complex diagnostic businesses and delivering strategic growth and transformation across global organizations. She brings to the Board deep expertise in launching and commercializing innovative products and technologies, integrating acquisitions, and building operations excellence with a commitment to quality.

REPLIGEN CORPORATION	14	2026 PROXY STATEMENT SUMMARY

Konstantin Konstantinov, Ph.D., has served as a director of Repligen since May 2022. He has also been a member of our Scientific Advisory Board since March 2016. Dr. Konstantinov is currently Chief Technology Officer at Ring Therapeutics and Operating Partner at Flagship Pioneering. Dr. Konstantinov previously served as Chief Technology Officer at Codiak BioSciences (“Codiak”). Before joining Codiak, he was responsible for the late-stage bioprocess and technology development at Sanofi’s Boston hub, including all functions, from cell banking to fill/finish/lyophilization. Prior to Sanofi, Dr. Konstantinov worked for Bayer in Berkeley, California, advancing to the position of Head of Process Sciences. He has published 60 peer reviewed papers and has more than 15 patents and patent applications. During the last 30 years, Dr.

Konstantinov has worked on the development and commercialization of various products, including monoclonal antibodies, blood factors and enzymes expressed in mammalian cells. Most recently, he has pioneered the development of an end-to-end integrated continuous biomanufacturing platform, which is becoming a strategic technological trend for the biomanufacturing industry worldwide. Dr. Konstantinov received his Ph.D. in Biochemical Engineering from Osaka University, Japan, which was followed by a post-doctoral assignment at DuPont and the University of Delaware. Dr. Konstantinov's qualifications to sit on the Company’s Board include his extensive senior leadership experience overseeing bioprocess development and technology at different biotechnology companies, including his experience in supporting the scale up and commericialization of various biotechnology products.

Martin D. Madaus, Ph.D., has served as a director of Repligen since February 2023 and Chair of the Board since March 2026. Dr. Madaus joined the Board with over 25 years of industry experience, including five years as Chairman, President and CEO of Millipore Corporation, where he was integral to the company’s transformation into a life science leader, and its acquisition by Merck KGaA in 2010. He is an active board leader, currently serving as a director of Hologic, Inc., an innovative medical technology public company primarily focused on improving women's health and well-being through early detection and treatment, a position he has held since December 2024, Azenta Life Sciences, a public company focused on assisting life sciences organizations bring impactful breakthroughs and therapies to markets faster. Dr. Madaus previously served and as Chairman for Quanterix Corporation, a precision health technology public company and as a board member for mass cytometry player Standard BioTools, Inc. He also serves on the boards of three private companies: Unchained Labs, Emulate Inc. and Syntis Bio. Dr. Madaus is currently a senior operating executive at The Carlyle Group (since 2019), a multinational private equity and asset management services company. He previously served as Chairman and CEO at Ortho-Clinical Diagnostics from 2014 to 2019. His tenure with biopharmaceutical and diagnostic industry leader Roche Holding AG from 1996 to 2004 included his position from 2000 to 2004 as President and CEO, N.A. of Roche Diagnostics Corp. Dr. Madaus began his career as a veterinarian, before joining global pharmaceutical and diagnostic company Boehringer Mannheim Corporation (“Boehringer”). While at Boehringer, he held sales, marketing and product management roles from 1989 to 1996, until his move into general management coincided with the company’s acquisition by Roche in 1996. He holds a D.V.M. from the University of Munich in Germany and a Ph.D. from the University of Veterinary Medicine of Hanover in Germany. Dr. Madaus’ qualifications to sit on the Company’s Board include his extensive bioprocessing and biopharmaceutical industry experience, especially in the areas of strategy, mergers and acquisitions, and commercial operations.

Rohin Mhatre, Ph.D., was appointed to the Board in March 2020. Dr. Mhatre brings 30 years of relevant experience to the director role, including his current position since October 2023 as Executive Vice President and Chief Technical Operations Officer at Parabilis Medicines (formerly FogPharma). Prior to that he served as Senior Vice President, Product and Technology Development of Biogen from 2017 to 2023. Dr. Mhatre has also held numerous other roles of increasing responsibility within Biogen, which he joined in 1996, including six years as Vice President of Biopharmaceutical Development, where he led a team responsible for cell line, cell culture, purification and device development. Earlier in Dr. Mhatre's career at Biogen, he focused on building out analytical development and technical services. Prior to Biogen, Dr. Mhatre led the purification and applications group at Applied BioSystems (formerly Perspective Biosystems). Dr. Mhatre holds a Ph.D. in Chemistry from Northeastern University. Dr. Mhatre’s qualifications to sit on the Board include his extensive technical expertise, his leadership abilities and his deep understanding of the dependencies between biological drug development and efficient manufacturing workflows.

REPLIGEN CORPORATION	15	2026 PROXY STATEMENT SUMMARY

Glenn P. Muir has served as a director of Repligen since October 2015. Mr. Muir brings over 30 years of experience to the director role, including 26 years with Hologic, Inc. (“Hologic”), a large multi-national medical device and diagnostics company where he most recently served as CFO and Executive Vice President. Mr. Muir retired in May 2014 from Hologic, where he helped steer the company’s evolution from a venture-backed single product company to a publicly-traded diversified organization with over 5,000 employees and $2.5 billion in revenue. He joined Hologic in 1988 and served as CFO since 1992 and Executive Vice President since 2000. Prior to Hologic, Mr. Muir was with Metallon Engineered Materials Co., a private company where, from 1986 to 1988 he held the role of Vice President, Finance.

Previously, from 1981 to 1984, he was a Senior Auditor with Arthur Andersen & Co. Mr. Muir has also served as a member of the board of directors of Neuronetics, Inc., a publicly-traded medical technology company, since July 2017. Previously, Mr. Muir served on the board of directors of G1 Therapeutics, Inc. from October 2015 to September 2024 and ReWalk Robotics Ltd. from July 2014 to December 2017. Mr. Muir is a Certified Public Accountant (inactive since 2022) with a B.A. from the University of Massachusetts, Amherst. He also earned a M.S. in Taxation from Bentley University and a M.B.A. from Harvard University. Mr. Muir’s qualifications to sit on Repligen’s Board include his extensive experience with integrating strategic acquisitions and leading the financial operations for a global manufacturing and commercial organization.

Margaret A. Pax has served as a director of Repligen since March 2024. Ms. Pax brings over 30 years of experience leading the development and execution of growth strategies for global life sciences companies. This includes eight years with Thermo Fisher Scientific (“Thermo Fisher”), where, from 2016 to 2020, she served as Vice President, Strategy and Innovation for Fisher Clinical Services, the market leader in outsourced clinical trial support services. Ms. Pax’s background also includes her position as Senior Director, Corporate Development & Strategy at Thermo Fisher from 2013 to 2016, where she led acquisitions and strategy programs. Earlier, she was the Senior Director, Portable Analytical

Instrumentation for Thermo Fisher from 2012 to 2013. From 1989 to 2000, Ms. Pax was with Philips Healthcare, a leading medical device company, where she held senior leadership roles in Business Development, Marketing and Product Management. Ms. Pax has also held several entrepreneurial leadership positions, including as Vice President, Business and Clinical Development from 2006 to 2011 with Microchips Biomedical, a drug delivery company that was acquired by Daré Bioscience. From 2023 to 2024, Ms. Pax was an independent board director at Alimera Sciences, a Nasdaq-listed pharmaceutical company which was acquired by ANI Pharmaceuticals in 2024. Ms. Pax is an independent director of Jellagen, a privately-held UK biomaterials company. She previously sat on the board of the U.S. subsidiary of BioPorto A/S, a Danish-based kidney biomarker company from 2021 to 2024. Ms. Pax holds a B.A. from the College of Holy Cross, and an M.B.A. from Harvard Business School. Ms. Pax’s qualifications to sit on Repligen’s Board include extensive experience leading commercial, strategic and acquisition programs for healthcare and life sciences companies.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

No family relationship exists among the officers and directors of Repligen. The Audit Committee conducts an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of the Audit Committee is required for all such transactions. The term “related party transactions” shall refer to transactions required to be disclosed by the Company pursuant to Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission (“SEC”).

FMR LLC (“Fidelity”) beneficially owned approximately 5.1% of our common stock as of December 31, 2025. Fidelity, or one or more of its affiliates, is the third-party administrator for the Company’s equity compensation plan, the Company’s 401(k) retirement plan, and the Non-Employee Directors Deferred Compensation Plan and also provides management services for the Company’s Health Savings Account and Flexible Spending Account programs. The Company paid Fidelity approximately $172,528 in 2025 related to these services.

There have been no other transactions or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

CORPORATE GOVERNANCE AND BOARD MATTERS

BOARD INFORMATION

Director Independence

The Board of Directors (“Board”) has determined that each of the directors who has served during the fiscal year ended December 31, 2025 and each of the nominees for director at the 2026 Annual Meeting of Shareholders (the “Annual Meeting”), with the

REPLIGEN CORPORATION	16	2026 PROXY STATEMENT SUMMARY

exception of Mr. Loeillot, has no material relationship with the Company and is independent within the meaning of the director independence standards of The Nasdaq Stock Market LLC (“Nasdaq”). Furthermore, the Board has determined that each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance (“N&CG”) Committee of the Board is independent within the meaning of Nasdaq’s director independence standards and that each member of the Audit Committee meets the heightened director independence standards of the Securities and Exchange Commission (“SEC”) for audit committee members.

Board Leadership Structure

In 2025, the Board was led by its Executive Chair, Tony J. Hunt, alongside Lead Independent Director, Karen A. Dawes. Dr. Madaus, who is currently serving as the Chair of the Board, succeeded Mr. Hunt, following his previously announced retirement in March 2026. Mr. Loeillot will continue to serve as the Company’s principal executive officer in his role as Chief Executive Officer. The Board has determined Dr. Madaus is an independent member of the Board under the rules and regulations of the Securities and Exchange Commission and the Nasdaq Stock Market. The Board believes that the new structure will continue to enhance the accountability of the executive leadership team to the Board and strengthen the Board’s independence from management. The Board recognizes that, depending on the circumstances, other leadership models might be appropriate and, accordingly, the Board periodically reviews its leadership structure.

Executive Sessions

The Board holds executive sessions of the independent directors at each regularly scheduled Board meeting and/or as deemed necessary by the Chair of the Board. Executive sessions do not include any employee directors of the Company, and the Chair of the Board is responsible for chairing the executive sessions.

Director Nomination Policies

Director Qualifications

The N&CG Committee is responsible for selecting and recommending nominees for election as directors to the Board. The full Board participates in an annual Board effectiveness assessment, which includes evaluating the appropriate qualities, skills and characteristics of current Board members and identifying skills and qualifications desired for director nominees. These assessments include consideration of the following minimum qualifications that the N&CG Committee believes must be met by all directors:

•
Directors must be of high ethical character, have no conflict of interest and share the values of the Company as reflected in the Company’s Code of Business Conduct & Ethics;
•
Directors must have reputations, both personal and professional, consistent with the image and reputation of the Company;
•
Directors must have the ability to exercise sound business judgment;
•
Directors must have substantial business or professional experience and be able to offer advice and guidance to the Company’s management based on that experience; and
•
Directors must have (at a minimum) a bachelor’s degree or equivalent degree from an accredited college or university.

The N&CG Committee also considers numerous other qualifications, skills and characteristics when evaluating director nominees, such as:

•
An understanding of and experience in bioprocessing, biotechnology and pharmaceutical industries;
•
An understanding of and experience in accounting oversight and governance, finance and marketing;
•
Leadership experience with public companies or other significant organizations; and
•
Broad backgrounds, including representation of perspectives, personal and professional background, knowledge and experience.

These factors and others are considered useful by the Board and are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time.

The N&CG Committee considers candidates for Board membership, including those suggested by shareholders, applying the same criteria for all candidates. If the N&CG Committee identifies a need to replace a current member of the Board, to fill a vacancy on the Board, or to expand the size of the Board, it considers candidates from a variety of sources including third-party search firms that

REPLIGEN CORPORATION	17	2026 PROXY STATEMENT SUMMARY

assist in identifying, evaluating and conducting due diligence on potential director candidates. For all potential candidates, our N&CG Committee will consider all factors it deems relevant, including those enumerated above.

Board Composition

The N&CG Committee is committed to having an inclusive Board and considers a variety of candidate attributes, including whether a candidate, if elected, assists in achieving a mix of directors who represent varied backgrounds and experience. A Board that includes varying perspectives, personal and professional background, knowledge and experience, is important because we believe having varying perspectives and a breadth of experience improves the quality of deliberations, contributes to more effective decision-making on behalf of the Company and its shareholders and enhances the overall chemistry and collaborative culture in the boardroom. Accordingly, the N&CG Committee is committed to actively seeking out Board candidates who are highly qualified women, minorities, and individuals with other varying backgrounds, skills and experience.

Process for Identifying and Evaluating Director Nominees

The Board is responsible for selecting and nominating nominees for election as directors, but delegates the selection and nomination process to the N&CG committee, with the expectation that other members of the Board or members of management will take part in the process as appropriate.

Generally, the N&CG Committee identifies candidates for director nominees in consultation with Board members and management, through the use of search firms or other advisers, through the recommendations submitted by shareholders or through such other methods as the N&CG Committee deems to be helpful in identifying candidates. Consistent with historical practices and our ongoing efforts in inclusivity, we target a wide range of candidates. Once candidates have been identified, the N&CG Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the N&CG Committee. The N&CG Committee may gather information about the candidates through interviews, questionnaires, background checks, or any other means that the N&CG Committee deems to be helpful in the evaluation process. The N&CG Committee meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the N&CG Committee recommends candidates to be interviewed by other Board directors and ultimately recommends final candidates for the Board’s approval as director nominees for election to the Board. The N&CG Committee also recommends candidates for the Board’s appointment to the committees of the Board.

Procedures for Recommendation of Nominees by Shareholders

The N&CG Committee will consider director candidates who are recommended by the shareholders of the Company. Shareholders who meet the applicable eligibility requirements under the proxy access provision of our By-laws and who wish to include nominees for our Board in the Company’s Proxy Statement for the 2027 Annual Meeting of Shareholders, or shareholders who wish to make a proposal at the 2027 Annual Meeting of Shareholders (other than a proposal made pursuant to Rule 14a-8 issued under the Securities Exchange Act of 1934, as amended (“Exchange Act”) or pursuant to the proxy access provision of our By-laws), must in each case deliver any such recommendation not later than the close of business on the 60th day, nor earlier than the close of business on the 90th day, prior to the first anniversary of the preceding year’s Annual Meeting of Shareholders. Shareholders, in submitting recommendations to the N&CG Committee for director candidates, shall follow the following procedures:

Such recommendation for nomination should be in writing and include the following:

•
Name and address of the shareholder making the recommendation, as they appear on the Company’s books and records, and of such record holder’s beneficial owner;
•
The class or series and number of all shares of capital stock of the Company which are, directly or indirectly, owned beneficially or of record by such shareholder and such beneficial owner or any of its affiliates or associates;
•
All synthetic equity interests in which the shareholder and such beneficial owner or any of its affiliates or associates, directly or indirectly, holds an interest, including a description of the material terms of each such synthetic equity interest;
•
Name and address of the individual recommended for consideration as a director nominee;
•
The principal occupation of the director nominee;
•
The total number of shares of capital stock of the Company that will be voted for the director nominee by the shareholder making the recommendation;
•
All other information relating to the director nominee that would be required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act

REPLIGEN CORPORATION	18	2026 PROXY STATEMENT SUMMARY

(including the recommended candidate’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if approved by the Board and elected);
•
A written statement from the shareholder making the recommendation, stating why such recommended candidate would be able to fulfill the duties of a director;
•
Any proxy, agreement, arrangement, understanding or relationship pursuant to which the shareholder making the recommendation has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the Company;
•
Any rights to dividends or other distributions on the shares of any class or series of capital stock of the Company, directly or indirectly, owned beneficially by such recommending shareholder that are separated or separable from the underlying shares of the Company;
•
Any performance-related fees that such recommending shareholder, directly or indirectly, is entitled to are based on any increase or decrease in the value of shares of any class or series of capital stock of the Company or any synthetic equity interest;
•
In the case of a nomination by proxy access, any agreement, arrangement or understanding by and among the shareholder making the recommendation or beneficial owner and any other person pertaining to the nomination;
•
In the case of a nomination by proxy access, the names and addresses of other shareholders known by the shareholder making the recommendation to support such nomination; and
•
In the case of a nomination by proxy access, a statement whether or not the shareholder giving the notice will deliver a Proxy Statement and form of proxy to holders of at least the percentage of voting power of all of the shares of capital stock of the Company believed by such shareholder to be sufficient to elect the nominee.

Nominations must be sent to the attention of the Corporate Secretary of the Company by the method listed below:

•
By U.S. Mail (including courier or expedited delivery service):

Repligen Corporation

Attn: Corporate Secretary

41 Seyon Street

Building #1, Suite 100

Waltham, MA 02453

The Corporate Secretary of the Company will promptly forward any such nominations to the N&CG Committee. Once the N&CG Committee receives the nomination of a candidate, the candidate will be evaluated and a recommendation with respect to such candidate will be delivered to the Board. Nominations not made in accordance with the foregoing policy shall be disregarded by the N&CG Committee and votes cast for such nominees shall not be counted.

In addition to satisfying the above requirements, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 15, 2027.

The Company recognizes the importance of a shareholder’s ability to nominate directors to the Company’s Board. As part of the Company’s commitment to providing a director nomination process that is fair and equitable to all nominating shareholders, the Company’s Corporate Governance Guidelines provide that the Board will not, without shareholder consent, adopt any amendments to our By-laws that would require a nominating shareholder to: (i) deliver director nominations more than 90 days prior to the first anniversary of the prior year’s Annual Meeting of Shareholders; (ii) disclose to the Company such shareholder’s plans to nominate candidates to the board of directors of other public companies, or disclose prior proposals or director nominations that such shareholder privately submitted to other public companies; or (iii) disclose information to the Company about a nominating shareholder’s limited partners or business associates.

Shareholder Communication Policies

The Board provides to every shareholder the ability to communicate with the Board, as a whole, and with individual directors on the Board through an established process for shareholder communication (as that term is defined by the rules of the SEC) as follows:

REPLIGEN CORPORATION	19	2026 PROXY STATEMENT SUMMARY

For communications directed to the Board as a whole, shareholders may send such communication to the attention of the Chair of the Board through the method below:

•
By U.S. Mail (including courier or expedited delivery service):

Repligen Corporation

Attn: Chair of the Board of Directors

41 Seyon Street

Building #1, Suite 100

Waltham, MA 02453

For shareholder communications directed to an individual director in his or her capacity as a member of the Board, shareholders may send such communications to the attention of the individual director through the method below:

•
By U.S. Mail (including courier or expedited delivery service):

Repligen Corporation

Attn: [Name of Individual Director]

41 Seyon Street

Building #1, Suite 100

Waltham, MA 02453

The Company will forward any such shareholder communication to the Chair of the Board, as a representative of the Board, and/or to the director to whom the communication is addressed on a periodic basis. The Company will forward such communication by certified U.S. Mail to an address specified by each director of the Board for such purposes or by secure electronic transmission.

Director Attendance Policy

The Board’s policy is that all directors and director nominees attend the Company’s Annual Meeting in person, via teleconference, or via other virtual means. All members who were on the Board as of May 15, 2025 attended the 2025 Annual Meeting of Shareholders.

Stock Ownership Guidelines and Insider Trading Policy

The Board has adopted share ownership guidelines relating to ownership of the Company’s securities by the Company’s named executive officers (“NEOs”) and non-employee directors. Subject to the terms of the policy, (i) the CEO is required to acquire over a five-year period and hold shares of Common Stock of the Company equal to five times his or her base salary as of a specified measuring date, (ii) each of the Company’s NEOs other than the CEO is required to acquire over a five-year period and hold shares of Common Stock of the Company equal to one times his or her base salary as of a specified measuring date, and (iii) each of the Company’s non-employee directors is required to acquire over a five-year period and hold shares of Common Stock of the Company equal to four times the Company’s annual cash retainer paid to each such non-employee director. Restricted stock and restricted stock units subject to time-based vesting (whether or not vested as of the measurement date) are included in the number of shares owned, but unexercised stock options (regardless of whether they are vested or unvested) and performance-based restricted stock units are not included in the total number of shares owned by the NEOs or directors for purposes of the share ownership policy. All directors and NEOs currently comply with their respective share ownership requirements or are on track to meet them within the five-year period.

We have adopted an Insider Trading Policy governing the purchase, sale and/or other dispositions of our securities by our directors, officers and employees. Under the Company’s insider trading policy, employees, including executive officers and non-employee directors, are not permitted to engage in the following transactions with respect to the Company’s stock: selling any of the Company’s securities that are not owned by such insider at the time of sale and holding the Company’s stock in an account that is, or is linked to, a margin account. In addition, the following transactions are not permitted without pre-approval of the Company’s Audit Committee: buying or selling puts, calls or other derivatives of the Company’s securities or any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities; engaging in any hedging transaction with respect to the Company’s securities; or pledging Company securities as collateral for a loan. Gifts (transfer of the Company’s stock without consideration) are subject to the same restrictions as all other trades and are prohibited during a period when the insider is not permitted to trade.

REPLIGEN CORPORATION	20	2026 PROXY STATEMENT SUMMARY

It is the Company’s policy to comply with applicable insider trading laws, rules and regulations, and any exchange listing standards when engaging in transactions in Company securities. Our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as applicable listing standards. A copy of the Company’s Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Code of Business Conduct & Ethics

Repligen has adopted a Code of Business Ethics & Conduct as its “code of ethics” as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Exchange Act (and in accordance with the Nasdaq requirements for a “code of conduct”), which applies to all of the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct & Ethics is available at the “Company” — “Investors” — “Investors Overview” — “Corporate Governance” — “Policies and Charters” section of the Company’s website at repligen.com. A copy of the Code of Business Conduct & Ethics may also be obtained free of charge from the Company upon a request directed to Repligen Corporation, Attention: Investor Relations, 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453. The Company will promptly disclose any substantive changes in or waivers, along with reasons for the waivers, of the Code of Business Conduct and Ethics granted to its executive officers, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and its directors by posting such information on its website at repligen.com under “Company” — “Investors” — “Investors Overview” — “Corporate Governance.”

The Board’s Role in Risk Oversight

The Company’s management is responsible for assessing and managing risk and the Board oversees and reviews the Company’s risk management process. This oversight by the Board is primarily accomplished through its committees and through management’s reporting processes, including having the Board receive regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, strategic, and governance risks. In addition, at the beginning of each Board meeting, the CEO provides a status update on the Company and addresses any areas of risk in an executive session. A full risk management assessment is performed and presented to the Board periodically.

The committees of the Board execute their oversight responsibility for risk management as follows:

•
The Audit Committee is responsible for overseeing the Company’s internal financial and accounting controls, work performed by the Company’s independent registered public accounting firm and the Company’s independent reviewer of internal controls. As part of its oversight function, the Audit Committee regularly discusses with management and the Company’s independent registered public accounting firm the Company’s major financial and controls-related risk exposures and steps that management has taken to monitor and control such exposures, including those related to cybersecurity. The Audit Committee also is responsible for oversight of its sustainability practices and reports to the Board periodically on objectives and status.
•
The Compensation Committee is responsible for overseeing risks related to the Company’s cash and equity-based compensation programs and practices. As part of its oversight function, the Compensation Committee periodically discusses with the CEO as well as the Board, as necessary, the compensation plans for both executive officers and the non-employee directors, performance goals and objectives for the period and related achievement, peer group and other relevant compensation benchmarks and practices and other matters to ensure the Company’s compensation practices are in the best interest of the Company and its shareholders.
•
The N&CG Committee is responsible for overseeing risks related to the composition and structure of the Board and its committees. With respect to the composition of the Board and its committees, on an annual basis, the N&CG Committee assesses the qualifications, independence and demographics of the members of the Board and makes membership recommendations.

We will continue to uphold our strong corporate governance, shareholder rights and executive compensation programs. Our Board also oversees our executive and Board succession planning strategies.

SUSTAINABILITY - ENVIRONMENTAL, SOCIAL AND GOVERNANCE MATTERS

We believe our commitment to sustainability topics across all our global facilities matters and is an important part of creating long-term business value for all stakeholders. We are deeply committed to corporate responsibility and transparency, and we continue to factor sustainability into our business decisions and integrate its core principles into our daily operations.

The actions we have taken to build and implement our robust sustainability strategy are supported by core pillars focused on Environmental, Social and Governance (“ESG”) issues, and demonstrates our long-term commitment to being a responsible global

REPLIGEN CORPORATION	21	2026 PROXY STATEMENT SUMMARY

corporate citizen. Together, we are advancing our ESG initiatives and taking steps to engage stakeholders throughout our upstream and downstream value chain.

We are also taking bold steps to engage key stakeholders throughout our upstream and downstream value chain to educate and inspire them to advance related initiatives for even greater impact and transparency. To view or download our most recent 2024 corporate sustainability report, “Perspectives on Progress” and its associated reporting framework indices, or any of our previous reports, please visit repligen.com/company/sustainability.

Oversight

Our commitment to sustainability oversight at both the Board and management levels reflects the importance we place on ESG-driven policies and programs to support our long-term strategic plan. Below is our sustainability governance hierarchy:

•
The Audit Committee meets regularly and reviews and advises on strategy, initiatives and reporting, and apprises the full Board in order to ensure that our strategy, initiatives and reporting align with the Company’s mission.
•
Our Operating Leadership team, which includes our CEO, COO and CFO as ESG executive sponsors, are responsible for company strategy and performance. This includes the integration of sustainability and ESG initiatives into our overall business strategy and investments for long-term value creation.
•
We first established a Corporate Responsibility Team in 2020. Today, our VP of Sustainability and ESG, under strategic direction of our CEO and Chief Operating Officer, is responsible for the development and implementation of our expanding sustainability strategy, initiatives and reporting. In collaboration with all key business functions, the mandate of this globally focused role is to consider existing initiatives, understand stakeholder perspectives, identify business-relevant areas of opportunity to make positive impacts, and work collaboratively to drive initiatives designed to accelerate our progress and drive business value.

Sustainability

At Repligen, sustainability is closely linked to how we build a resilient, high‑performance, and low‑risk business. In 2025, the company continued to advance this pragmatic approach—strengthening governance, improving transparency, and investing in the systems and capabilities required to support long‑term growth. These efforts also reflect a deliberate focus on preparing for evolving mandatory reporting and compliance requirements, positioning Repligen to meet future obligations with confidence. Progress was made across environmental, social, and governance priorities most material to the business and to stakeholders, while maintaining consistency with the voluntary reporting practices and frameworks Repligen has adopted over recent years.

A defining milestone in 2025 was the completion of Repligen Corporation’s first enterprise‑level Double Materiality Assessment, aligned with emerging European Sustainability Reporting Standards. This work sharpened focus on the sustainability topics most relevant to value creation, risk management, and regulatory readiness, and reinforced the importance of integrating sustainability considerations into business planning, decision‑making and investments. In parallel, oversight of sustainability reporting and related controls was transitioned to the Audit Committee, reflecting the increasing convergence of financial and sustainability disclosures and reinforcing rigor, accountability, and alignment with enterprise risk management. These governance enhancements were further supported by the introduction of dedicated corporate policies on Human Rights and Sustainability, formalizing long‑standing commitments to ethical conduct, environmental stewardship, and responsible business practices.

As the company looks ahead, Repligen remains committed to achieving net‑zero greenhouse gas emissions by 2050 and to advancing sustainability as a driver of business resilience, innovation, and long‑term value creation. By embedding sustainability into decision‑making, governance, and daily operations, Repligen is better positioned to meet evolving customer expectations, navigate an increasingly complex regulatory landscape, and deliver durable results for stakeholders.

Sustainability Reporting

Our sustainability reporting objective is to provide transparency on how we are advancing our evolving sustainability strategy and how we are contributing to sustainable development. With that objective, we continue to deliver high-quality and comprehensive environmental, social, and governance reporting on topics that we believe are relevant to our customers, shareholders, employees, and community members. Our sustainability report also includes disclosures aligned with the Global Reporting Initiative ("GRI") Universal Standard 2021 and the Sustainability Accounting Standards Board ("SASB") standards, the GHG Protocol and the Task Force on Climate-related Financial Disclosures ("TCFD"). As the reporting framework landscape continues to change, such as the merger of SASB standards into the International Sustainability Standards Board ("ISSB"), the disbanding of TCFD and the release of new European Sustainability Reporting Standards ("ESRS") standards, we will continue to evolve our reporting practices.

REPLIGEN CORPORATION	22	2026 PROXY STATEMENT SUMMARY

BOARD MEETINGS AND COMMITTEES

The Board of Directors (“Board”) met six (6) times during the fiscal year ended December 31, 2025. During the fiscal year ended December 31, 2025: each director attended 100% of each of the total number of meetings of the Board held during their period of service, with the exception of one director, who did not attend one Board meeting. Each director also attended 100% of the meetings held by all committees of the Board on which each director served, with the exception of one director, who did not attend one out of five of the total number of committee meetings applicable to such director. The Board has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance (“N&CG”) Committee. Each of these standing committees has a charter that has been approved by the Board. Each standing committee reviews the appropriateness of its charter periodically, as conditions dictate, but at least annually.

AUDIT COMMITTEE

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and currently consists of Mr. Muir, Mses. Dawes, and Eglinton Manner. The Audit Committee is responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company and exercising the responsibilities and duties set forth below, including but not limited to:

•
Appointing, compensating, retaining and overseeing the independence of the Company’s independent registered public accounting firm;
•
Overseeing the work performed by any independent registered public accounting firm, including conduct of the annual audit and engagement for any other services;
•
Assisting the Board in fulfilling its responsibilities by reviewing: (i) the financial reports provided by the Company to the Securities and Exchange Commission (“SEC”), the Company’s shareholders or to the general public; and (ii) the Company’s internal financial and accounting controls;
•
Recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of the Company’s financial condition and results of operations;
•
Establishing procedures designed to facilitate (i) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (ii) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;
•
Engaging advisors as necessary;
•
Overseeing the Company’s practices and proposed initiatives related to Environmental, Social and Governance matters; and
•
Serving as the Qualified Legal Compliance Committee in accordance with Section 307 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC thereunder.

The Audit Committee met five (5) times during the fiscal year ended December 31, 2025. Mr. Muir currently serves as Chairperson of the Audit Committee. The Board has determined that Mr. Muir qualifies as an “audit committee financial expert” under the rules of the SEC. The Board has determined that each member of the Audit Committee is independent within the meaning of the Nasdaq Stock Market LLC’s (“Nasdaq’s”) director independence standards and the SEC’s heightened director independence standards for audit committee members as determined under the Exchange Act.

The Audit Committee operates under a written charter adopted by the Board, a current copy of which is available on the Company’s website at repligen.com under “Investors” — “Corporate Governance” — “Policies and Charters.”

COMPENSATION COMMITTEE

The Compensation Committee currently consists of Ms. Pax, Messrs. Barthelemy and Muir, and Dr. Mhatre. The Compensation Committee, is responsible (among other duties and responsibilities) for:

•
Discharging the Board’s responsibilities relating to the compensation of the Company’s executive officers;
•
Administering the Company’s cash incentive compensation and equity incentive plans;
•
Reviewing and approving grants and awards under cash incentive compensation and equity incentive plans;
•
Reviewing and discussing with management and the Board the Compensation Discussion and Analysis for inclusion in the Company’s Proxy Statement in accordance with applicable rules and regulations;

REPLIGEN CORPORATION	23	2026 PROXY STATEMENT SUMMARY

•
Reviewing and making recommendations to management and the Board on Company-wide compensation programs and practices;
•
Reviewing and approving (i) any new or materially amended employment (including individual salary), severance and change in control agreements, plans or provisions and (ii) any bonus and other cash incentive compensation arrangements, in each case, of the Company’s Chief Executive Officer and other executive officers;
•
Reviewing and recommending, subject to approval by the full Board, incentive compensation and equity-based plans, policies and procedures for the grant of equity-based awards, and approving, or making recommendations to the Board, any amendments thereto (including increases in the number of shares of our Common Stock available for issuance thereunder) or the adoption of new incentive compensation and/or equity-based plans;
•
Review and approving the corporate goals and objectives relevant to the CEO's compensation, evaluating the CEO's performance against those goals, and determining the CEO's compensation accordingly;
•
Reviewing and recommending to the Board the compensation of directors, and determining the compensation of senior management other than the Company’s executive officers;
•
Appointing, overseeing and approving compensation consultants, legal counsel and/or other advisers, and approving the compensation of any such person; and
•
Evaluating the independence of any such compensation adviser.

The Compensation Committee met four (4) times during the fiscal year ended December 31, 2025. Ms. Pax currently serves as the Chairperson of the Compensation Committee. The Board has determined that each member of the Compensation Committee is independent within the meaning of the SEC and Nasdaq’s director independence standards.

The Compensation Committee operates under a written charter adopted by the Board, which is available on the Company’s website at repligen.com under “Investors” — “Corporate Governance” — “Policies and Charters.”

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The N&CG Committee of the Board currently consists of Dr. Madaus, Dr. Konstantinov, and Ms. Pax. The N&CG Committee met one (1) time during the fiscal year ended December 31, 2025. The N&CG Committee is responsible for:

•
Identifying individuals qualified to become members of the Board, and selecting or recommending that the Board select the director nominees for election; and
•
Monitoring compliance with and periodically reviewing the Company’s Second Amended and Restated Code of Business Conduct & Ethics.

The N&CG Committee may also consider director nominees recommended by the Company’s shareholders as described above.

Dr. Madaus currently serves as the Chairperson of the N&CG Committee. The Board has determined that each member of the N&CG Committee is independent within the meaning of the SEC’s and Nasdaq’s director independence standards.

The N&CG Committee operates under a written charter adopted by the Board, which is available on the Company’s website at repligen.com under “Investors” — “Corporate Governance” — “Policies and Charters.”

Other Committees of the Board

Our Board may, as needed or advisable from time to time, form temporary, ad hoc or other standing committees and delegate the authority to oversee, identify, evaluate or negotiate a specific issue, opportunity and function, and to, as appropriate, make recommendations to the full Board. For example, our Board has established a Transaction Committee to oversee, advise on and assist our management and the full Board in considering or pursuing acquisitions, partnering and other business development opportunities.

PROPOSAL 2

RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors (“Board”) has appointed Ernst & Young LLP (“EY”), a registered public accounting firm, to serve as independent auditors for the fiscal year ending December 31, 2026. EY has served as the Company’s independent registered public accounting firm since 2002. In accordance with professional standards and the requirements of the Securities and Exchange Commission (“SEC”) and the Public Company Accounting Oversight Board, EY periodically changes the personnel who work on the audits of the Company.

REPLIGEN CORPORATION	24	2026 PROXY STATEMENT SUMMARY

AUDIT AND NON-AUDIT FEES

The following sets forth the aggregate fees billed by EY to the Company and incurred by the Company during the fiscal years ended December 31, 2025 and 2024:

	Year ended December 31,
	2025	2024
Audit Fees (1)	$3,404,000	$3,318,000
Audit-Related Fees (2)	—	—
Tax Fees (3)	541,500	437,191
All Other Fees (4)	—	5,200
Total	$3,945,500	$3,760,391
(1)
Audit fees include amounts associated with the annual audit of the consolidated financial statements, reviews of the Company’s Quarterly Reports on Form 10-Q and fees associated with filings with the SEC.
(2)
There were no audit-related fees for the fiscal years ended December 31, 2025 and 2024. These fees would include fees for assurance and related services rendered by EY that are reasonably related to the performance of the audit or the review of our consolidated financial statements and that are not included as audit fees. These services would also include due-diligence in connection with acquisitions, any other contractually-agreed-upon audits, accounting consultations not classified as audit fees or attestation procedures.
(3)
Tax fees include amounts associated with transfer pricing studies, the performance of a research and development credit study, tax due diligence, consulting and related services.
(4)
All other fees for the year ended December 31, 2024 are associated with subscription to EY’s online accounting research service.

The Audit Committee of the Board has implemented procedures under the Company’s Audit Committee Pre-Approval Policy for Audit and Non-Audit Services (the “Pre-Approval Policy”), to ensure that all audit and permitted non-audit services provided to the Company are approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of EY for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before EY may provide the services. Any pre-approved services exceeding the limits pre-approved by the Audit Committee must again be pre-approved by the Audit Committee. All of the audit-related and tax and other services provided by EY to the Company for the fiscal year ended December 31, 2025 were pre-approved by the Audit Committee. All non-audit services provided in the fiscal year ended December 31, 2025 were reviewed with the Audit Committee, which concluded that the provisions of such services by EY was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

In connection with the audit for the fiscal year ended December 31, 2025, there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of EY, would have caused them to refer to such disagreement in connection with their report.

A member of EY is expected to be present at the 2026 Annual Meeting of Shareholders with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

Accordingly, the Board believes ratification of the appointment of EY as the Company’s independent registered public accounting firm for the current year is in the best interests of the Company and its shareholders and recommends a vote FOR the ratification of EY as the Company’s independent registered public accounting firm.

AUDIT COMMITTEE REPORT

This report is furnished by the Company’s Audit Committee with respect to the Company’s financial statements for fiscal year 2025. The Company’s management is responsible for the preparation and presentation of complete and accurate financial statements. The independent registered public accounting firm EY is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and for issuing a report on its audit. The Audit Committee oversees and monitors the Company’s management and its independent registered public accounting firm throughout the financial reporting process.

The material in this report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended (“Exchange Act”), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee currently consists of Mr. Muir, Chairperson, Mses. Dawes and Eglinton Manner. The Audit Committee has the responsibility and authority described in the Repligen Audit Committee Charter, which has been approved by the Board. The Board has determined that the members of the Audit Committee meet the independence requirements set forth in Rule 10A-3(b)(1) under the Exchange Act and the applicable rules of the National Association of Securities Dealers, Inc., and that Mr. Muir qualifies as an “audit committee financial expert” under the rules of the SEC. The Audit Committee oversees the accounting and financial reporting processes of

REPLIGEN CORPORATION	25	2026 PROXY STATEMENT SUMMARY

the Company and the audits of the financial statements of the Company. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management of the Company and EY the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (“Form 10-K”), including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed the Company’s quarterly financial statements for the first three fiscal quarters during the fiscal year ended December 31, 2025 and discussed them with both the management of the Company and EY prior to including such interim financial statements in the Company’s Quarterly Reports on Form 10-Q. In connection with the Company’s Form 10-K for the fiscal year ended December 31, 2025 and the Form 10-Q for each of its first, second and third fiscal quarters of the fiscal year ended December 31, 2025, the Audit Committee discussed the results of the Company’s certification process relating to the statements in the Company’s Form 10-Qs, as well as financial statements under Sections 302 and 906 of the Sarbanes-Oxley Act. The Audit Committee also discussed with EY the matters required to be discussed by the PCAOB’s Auditing Standard No. 1301, Communication with Audit Committees, and the SEC. In addition, the Audit Committee has received from EY the written disclosures and the letter from EY as required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence and has discussed with EY their independence.

The Audit Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and EY’s report on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee discussed with EY the overall scope and plans for their audit. The Audit Committee met with EY to discuss the results of their examinations, their evaluations of the Company’s internal controls, including internal control over financial reporting, and the overall quality of the Company’s financial reporting.

The Audit Committee has also evaluated the performance of EY, including, among other things, the amount of fees paid to EY for audit and non-audit services. Based on its evaluation, the Audit Committee has selected EY to serve as the Company’s auditors for the fiscal year ending December 31, 2026. The shareholders of the Company are being asked to ratify the selection of EY as the Company’s independent public accounting firm in Proposal 2 of this Proxy Statement.

The Audit Committee met five (5) times during the fiscal year ended December 31, 2025. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements and management’s assessment of the effectiveness of the Company’s internal controls over financial reporting be included in Form 10-K, and the Board approved such inclusion.

Respectfully submitted by the Audit Committee,

Glenn P. Muir, Chairperson

Karen A. Dawes

Carrie Eglinton Manner

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our shareholders to vote to approve, on an advisory basis, the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement in accordance with the Securities and Exchange Commission’s (“SEC’s”) rules.

As described in the section titled “Compensation Discussion and Analysis” which begins on page 28 and in the accompanying tables and narrative disclosure, our executive compensation programs are designed to motivate our executive officers to create long-term, enhanced shareholder value and provide a fair reward for robust effort. The Company seeks to provide near-term and long-term financial incentives that align the executive officers’ interests with those of the shareholders and focus executive officer behavior on the achievement of near-term corporate goals, as well as long-term business objectives and strategies. We believe that this alignment between executive compensation and shareholder interests has driven corporate performance over time.

Our shareholders voted on May 18, 2023, to have advisory votes every year to approve the compensation paid to the Company’s NEOs, and we have adopted that approach. The Board of Directors (“Board”) and Compensation Committee make executive compensation decisions every year, and our directors look to the annual advisory vote for information to be taken into account when they make decisions with respect to our compensation philosophy, policies and practices.

REPLIGEN CORPORATION	26	2026 PROXY STATEMENT SUMMARY

Accordingly, we are asking our shareholders to vote FOR the following non-binding, advisory resolution on the approval of the compensation of the Company’s NEOs as disclosed in this Proxy Statement:

“RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s NEOs, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

We urge you to read the “Compensation Discussion and Analysis” section of this Proxy Statement and the accompanying tables and narrative disclosure for additional details on the Company’s executive compensation, including our governance, framework, components, and the compensation decisions for the NEOs for the fiscal year ended December 31, 2025.

As an advisory vote, the results of this vote will not be binding on the Board or the Company. However, the Board and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future decisions on the compensation of our NEOs and the Company’s executive compensation principles, policies and procedures.

The Board unanimously recommends that shareholders vote FOR approval, on an advisory basis, of the compensation of the Company’s NEOs, as disclosed in this Proxy Statement, including the “Compensation Discussion and Analysis”, compensation tables and narrative discussion.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board, which is comprised solely of independent directors as defined under the applicable rules of the Nasdaq Stock Market LLC and non-employee directors as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, is responsible for developing executive compensation policies, advising the Board with respect to such policies, and administering the Company’s cash and equity incentive plans. The Compensation Committee sets performance goals and objectives for the Chief Executive Officer (“CEO”) and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer pay, the Compensation Committee may retain the services of a compensation consultant and consider recommendations from the CEO with respect to goals and compensation of the other executive officers. The Compensation Committee assesses the information it receives in accordance with its business judgment. The Compensation Committee also periodically reviews non-employee director compensation. All decisions with respect to executive compensation are approved by the Compensation Committee and all decisions with respect to director compensation are recommended by the Compensation Committee to the full Board for approval.

The Compensation Committee of the Company has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K promulgated by the SEC with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Respectfully submitted by the Compensation Committee:

Margaret A. Pax, Chairperson

Nicolas M. Barthelemy

Rohin Mhatre, Ph.D.

Glenn P. Muir

REPLIGEN CORPORATION	27	2026 PROXY STATEMENT SUMMARY

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Discussion and Analysis describes our executive compensation philosophy and program. The executive compensation tables that follow provide information relating primarily to 2025 compensation decisions for the following named executive officers (“NEOs”):

2025 NEOs	Position(s)
Olivier Loeillot	President, Chief Executive Officer and Director
Jason K. Garland	Chief Financial Officer
James Bylund	Chief Operating Officer
Ralf Kuriyel	Senior Vice President, Research and Development
Brian Douglass	Senior Vice President, Chief Product Officer

2025 LEADERSHIP CHANGES

Mr. Douglass was appointed as Senior Vice President, Chief Product Officer, effective December 31, 2025. He previously served as the Company's Senior Vice President, Filtration and Chromatography.

BUSINESS & FINANCIAL HIGHLIGHTS 2025

Information on business and financial highlights of the Company for 2025 can be found in the Proxy Statement Summary in the section titled “Business & Financial Highlights 2025” on page 7.

COMPENSATION PHILOSOPHY

In accordance with the Company’s compensation philosophy, the Company provides compensation that the Compensation Committee believes will attract and retain high-performing talent in our industry, motivate the Company’s executive officers to create long-term, enhanced shareholder value and provide a fair reward for robust effort.

It is the responsibility of the Compensation Committee of the Board to administer the Company’s compensation programs to ensure that they are competitive with other bioprocessing, life sciences research tools, and health care supply industries, and to include incentives that are designed to appropriately drive the Company’s continued development to create shareholder value. The Compensation Committee reviews and approves all components of the Company’s named executive officer compensation, including base salaries, annual cash incentive compensation, and equity incentive compensation.

COMPENSATION OBJECTIVES

The Company believes that the compensation of its executive officers should align the executive officers’ interests with those of the shareholders and focus executive officer behavior not only on the achievement of near-term corporate goals, but also on the achievement of long-term business objectives and strategies.

To achieve these objectives, the Company’s compensation program for its executive officers:

▪
Positions salaries and total target compensation competitively with other similar-sized bioprocessing, life sciences research tools, and health care supply industries companies with which the Company competes for talent.
▪
Places a significant portion of compensation at performance risk through both annual and long-term components, cash and equity, and fixed and variable elements. We believe this mix, including significant vesting periods, best ties executive performance with shareholder returns.
▪
Motivates our executive officers to manage the business to meet the Company’s near- and long-term objectives through our annual cash and equity incentive compensation.
▪
Aligns executive compensation with long-term shareholder outcomes so that our executive officers are motivated over the long term to respond to the Company’s business challenges and opportunities as owners as well as employees.

REPLIGEN CORPORATION	28	2026 PROXY STATEMENT SUMMARY

The following features of our compensation programs are designed to protect and promote the interests of our shareholders while aligning executive compensation with performance.

	We Do		We Don’t

✓

Pay for Performance: We emphasize performance-based compensation that aligns the interests of our executive officers with those of our shareholders through the use of both near-term cash incentive compensation and longer-term equity awards subject to both time- and performance-based vesting.

		X	Hedge or Pledge: We do not allow executive officers to engage in hedging or pledging of our securities.

✓	Thresholds and Caps on Incentive Payouts: We have minimum thresholds and maximum payout caps on near- and long-term performance-based incentive compensation.	X	Re-Pricing: We do not allow for re-pricing of underwater stock options without shareholder approval.

✓

Benchmark: We maintain an industry-specific peer group for annual benchmarking of executive compensation. This benchmarking is a key factor among those used to determine appropriate compensation for our NEOs.

		X	Excess Perquisites: We do not provide excessive perquisites to our employees.

✓	Double Trigger: We provide each NEO severance benefits that are triggered only upon a qualifying termination of employment following a change in control (i.e., double trigger).	X	Executive Retirement Benefits: We do not provide supplemental executive retirement plans, nonqualified defined contribution or deferred compensation plans to our executive officers.

✓	Stock Ownership Requirements: We maintain stock ownership guidelines that require our directors, our CEO and our NEOs to maintain a specified level of ownership in the Company.	X	Guaranteed Bonuses: We do not provide guaranteed bonuses to our executive officers.

✓

Clawback: We have a compensation recovery policy, or “clawback” policy, pursuant to which we are required to claw back certain cash and equity incentive compensation paid to NEOs in the event we are required to restate our previously issued financial statements.

		X	Tax Gross-Ups: We do not provide tax gross-ups

✓	Risk Assessment: We perform an annual compensation risk assessment.

✓	Benefits: We offer market-competitive benefits for executives that are consistent with the benefits we offer all employees.

✓	Consult: We consistently engage an independent compensation consultant to advise on compensation levels and practices.

COMPENSATION EVALUATION PROCESS

The Company’s executive officer compensation consists of three primary components: base salary, annual cash incentive compensation and equity incentive compensation. Each of these components is intended to complement the others, and taken together, to satisfy the Company’s compensation objectives. The Compensation Committee considers a number of factors in setting compensation for its executive officers, including Company performance, the executive’s functional performance, experience and responsibilities, and the compensation of executive officers in similar positions in our peer group of companies.

Our Board and executive team actively seek and highly value the views and insights of our shareholders. In evaluating our executive compensation programs for the fiscal year ended December 31, 2025, the Compensation Committee considered the shareholder advisory vote on our executive compensation, or the “say-on-pay” vote, for the fiscal year ended December 31, 2024, which was approved by approximately 93% of the votes cast. The Compensation Committee believes that the shareholders, through this advisory vote, endorsed the compensation philosophies of the Company and, thus, the Compensation Committee maintained the basic structure and design of our executive compensation programs for fiscal year 2025. The Compensation Committee intends to continue to focus on aligning executive compensation programs with the interests of our shareholders and current market practice, including a continued emphasis on pay for performance. We currently hold a “say-on-pay” vote on an annual basis, and our Board intends to continue to do so until at least our next shareholder advisory vote on the frequency of say-on-pay votes to approve our executive compensation, which will occur at our 2029 Annual Meeting of Shareholders.

REPLIGEN CORPORATION	29	2026 PROXY STATEMENT SUMMARY

Role of Compensation Consultant

In establishing compensation levels for each executive officer, the Compensation Committee has the authority to engage the services of outside experts. In the fiscal year ended December 31, 2025, the Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”), an independent compensation consulting firm, to assist the Compensation Committee in assessing the competitiveness and effectiveness of the Company’s executive compensation programs. In addition, our finance and human resources departments support the Compensation Committee in its work and act in accordance with the direction given to them to administer our compensation programs.

The Compensation Committee has assessed any potential conflicts of interest raised by the work of Meridian pursuant to the Securities and Exchange Commission (“SEC”) rules, and has determined that no such conflicts of interest exist.

During the fiscal year ended December 31, 2025 and in March 2026, the Compensation Committee held meetings with management and representatives of Meridian to:

▪
Review our compensation objectives;
▪
Review the actual compensation of our executive officers for consistency with our objectives;
▪
Analyze trends in executive compensation;
▪
Assess our variable cash compensation structure, as well as incentive plan components and mechanics, to ensure an appropriate correlation between pay and performance with resulting compensation opportunities that balance returns to the Company and its shareholders;
▪
Assess our equity-based award programs against our objectives of executive incentive, retention and alignment with shareholder interests;
▪
Review our compensation peer group and consider appropriate changes related to the realignment of our business;
▪
Benchmark our executive cash compensation and equity-based award programs, and assess our pay versus performance against our peer group; and
▪
Review recommendations for fiscal year 2026 compensation for appropriateness relative to our compensation objectives.

Use of Peer Group to Benchmark Compensation

Meridian provided the Compensation Committee with an analysis of base salary, target bonus, target total cash, long-term incentive value and design, and target total compensation for executives, as well as an analysis of cash and equity compensation for non-employee directors based on data derived from a 16-company compensation peer group. The 2025 peer group was composed of comparable companies in the bioprocessing, life sciences research tools and health care supplies industries with median revenues of $1.1 billion, as compared to the Company’s 2025 revenue of $738 million. Based on this selection criteria, the Compensation Committee approved the following peer group for 2025 compensation decisions:

Azenta, Inc.	Insulet Corporation	Neogen Corporation
Bio-Rad Laboratories, Inc.	Maravai LifeSciences Holdings, Inc.	NeoGenomics, Inc
Bio-Techne Corporation	Medpace Holdings, Inc.	NovaCure Limited, Inc.
Bruker Corporation	Mesa Laboratories, Inc.	Quanterix Corporation
Halozyme Therapeutics, Inc	Natera, Inc.	10x Genomics, Inc.
Waters Corporation

Each year, Meridian, in conjunction with our Compensation Committee, re-evaluates our peer group in light of developments in the market and our industry and the evolution of the Company (e.g., revenue and market capitalization). As a result of this review, the 2025 peer group differs from the 2024 peer group in the following respects: one company was removed from the peer group (Avid Bioservices, Inc.) compared to the prior year. This change was made to improve the alignment of revenue size of the peer group to that of the Company while maintaining companies of similar business focus.

The Compensation Committee uses the peer group compensation data as one of several factors in determining appropriate compensation parameters for base salary, variable cash compensation and equity-based, long-term incentives.

While the Compensation Committee generally targets each NEO’s total compensation to be within a competitive range of the 50th to 75th percentile of the peer group, it considers a number of additional factors to determine the appropriate level of each NEO’s total compensation and each component of compensation, including Company performance and the relevant executive’s

REPLIGEN CORPORATION	30	2026 PROXY STATEMENT SUMMARY

performance, experience, responsibilities and impact. Due to these other factors, the Compensation Committee may set an NEO’s compensation below, at, or above the 50th percentile of the peer group.

EXECUTIVE COMPENSATION

Base Salary

Base salary represents the fixed portion of an executive officer’s compensation and is intended to provide compensation for day-to-day performance. The Compensation Committee believes that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. Each executive officer’s base salary is initially determined upon hire or promotion based on arms-length negotiations, the executive officer’s responsibilities, prior experience, individual compensation history and salary levels of other executives within the Company and similarly situated executives within our peer group. Base salary is typically reviewed annually and may be adjusted based on the executive officer’s responsibilities, prior experience, individual compensation history and salary levels of other executives within the Company and similarly situated executives within our peer group. The Compensation Committee believes that the base salaries paid to our executive officers during the fiscal year ended December 31, 2025 achieved the Company’s compensation objectives.

Base salaries for the NEOs for 2025 and 2024 are as follows:

Name	2025 Base Salary ($)	2024 Base Salary ($)	Base Salary in 2025 vs. 2024 (%)
Olivier Loeillot (1)	860,000	750,000	15%
Jason K. Garland (2)	566,500	550,000	3%
James Bylund (2)	481,197	467,181	3%
Ralf Kuriyel (3)	420,548	396,743	6%
Brian Douglass (4)	417,150	405,000	3%

(1)
Base salary increases in 2025 for Mr. Loeillot represents a market increase to address gaps identified to meet the market 50th percentile. For 2024, this reflects Mr. Loeillot’s base salary as of December 31, 2024. Mr. Loeillot was appointed President and CEO effective September 1, 2024. His annualized base salary from January 1, 2024 through August 30, 2024 in his position as President and CCO was $600,000 and his base salary from September 1, 2024 through December 31, 2024 in his position as President and CEO was $750,000.
(2)
Base salary increases for Messrs. Garland and Bylund represent the Company's standard merit increase.
(3)
Base salary increase for Mr. Kuriyel represents the standard merit increase and a market increase to address gaps identified to meet the market 50th percentile.
(4)
Base salary increase for Mr. Douglass represents the standard merit increase. The 2025 amount represents his base salary from January 1, 2025 through December 30, 2025, prior to appointment to Senior Vice President, Chief Product Officer.

Annual Cash Incentive Compensation (Short-Term Incentive) Plan

In 2025, NEOs were eligible to earn cash incentive bonuses under the Company's Annual Cash Incentive Compensation Plan (the “Plan”), to incentivize and reward NEOs for achieving certain performance goals that drive Company performance, align pay and performance, and support the long-term growth of the Company.

The Company’s NEOs, other than the CEO, were eligible to receive annual cash incentive compensation based on achievement of (i) Company-wide performance goals (the “Company Objectives”) and (ii) performance objectives tied to individual results for their respective functional areas (the “Individual Performance Objectives”). As the Company’s current CEO, Mr. Loeillot is responsible for developing Company strategy and overseeing all of the Company’s corporate functions, product development and commercial activities. Because of these responsibilities, Mr. Loeillot’s incentive payouts are calculated based solely on Company Objectives to closely align his compensation with the Company’s performance.

At the beginning of 2025, the Compensation Committee established each NEO’s target annual cash incentive compensation (the “Target Award”) at a level that represents a meaningful portion of each NEO’s cash compensation. In addition, the Compensation Committee set threshold, target and maximum performance goals and related payout levels taking into account annual cash incentive compensation levels for comparable positions within our peer group and our own historical practices. An NEO could earn between 0% and 200% of the NEO’s Target Award for achievement of Corporate Objectives, dependent upon the level of achieved performance. After the end of fiscal year 2025, the Compensation Committee evaluated achievement of the Company Objectives and each NEO’s Individual Performance Objectives, for those with individual performance objectives, and determined each NEO’s annual cash incentive compensation based on such achievement.

REPLIGEN CORPORATION	31	2026 PROXY STATEMENT SUMMARY

Annual Cash Incentive Compensation (Short-Term Incentive) Plan Protocol

The Compensation Committee administers the Plan:

1.
At the beginning of the fiscal year, the CEO, with assistance from senior management, proposes annual Company Objectives, Individual Performance Objectives for NEOs other than himself, measurement criteria and weightings, which are subject to review and approval by the Compensation Committee.
2.
At the beginning of the following fiscal year, the CEO evaluates performance levels and the achievement of these annual Company Objectives and Individual Performance Objectives, which are subject to review and approval by the Compensation Committee. Specific bonus award recommendations for all participants (except the CEO) are submitted by the CEO to the Compensation Committee for review and approval.
3.
The Compensation Committee determines the size of the overall bonus pool and the bonus awards for individual participants based on the Target Awards, the Company’s performance against the Company Objectives and, in the case of executive officers other than the CEO, achievement of Individual Performance Objectives.

Selection of 2025 Performance Measures and Goals

Generally, the Company must attain a minimum level of achievement of its Company Objectives for any payment to be made pursuant to the Plan, and the Compensation Committee may, at its discretion, elect to adjust bonuses upward or downward, or not to pay bonuses at all. The Target Award and the weight assigned to Company Objectives and Individual Performance Objectives were determined for each executive officer based upon arms-length negotiations for newly hired executives and the executive officer’s position and competitive market data derived from our peer group. The final incentive payout is determined for each executive officer based on the achievement of Company Objectives and Individual Performance Objectives (other than for the CEO, whose annual cash incentive is determined based solely on Company Objectives) defined for each organizational level and position and the Target Award.

Our Company is focused on driving above-industry level growth through internal innovation, acquisitions and expansion of applications for our bioprocessing solutions. With our focus on growth, we believe that adjusted revenue and adjusted earnings per share (“EPS”) were relevant targets to reflect topline success, balanced with our ability to leverage investments in research and development (“R&D”), people and capacity. We assigned equal weighting to each of these Company Objectives. We believe our executive team can directly impact these Company Objectives, which drive shareholder value. The Company Objectives are designed to be challenging, yet reasonably achievable at target. Threshold and maximum levels are designed based on past performance and current annual planned scenarios to ensure alignment and maximized performance and motivation by employees and executive team.

Company Objectives

For the 2025 Plan, the Compensation Committee set the following Company Objectives and related payout levels:

▪
Adjusted revenue — The Compensation Committee set the adjusted revenue target for 2025 at $705 million, which if achieved would have resulted in a payout of 100% of each NEO’s Target Award with respect to the adjusted revenue metric portion of the Target Award. The table below illustrates performance achievement and payout with respect to the adjusted revenue metric portion:

Adjusted Revenue - 50% Weighting	Performance Achievement (% of Target)	Payout (% of Target)
Threshold	80%	40%
Target	100%	100%
Maximum	120%	200%

The payout curve has a non-linear interpolation between 80% and 120% performance.

▪
Adjusted EPS — The Compensation Committee set the adjusted EPS target for 2025 at $1.83, which if achieved would have resulted in a payout of 100% of each NEO’s Target Award with respect to the adjusted EPS metric portion of the Target Award. The table below illustrates performance achievement and payout with respect to the adjusted EPS metric portion:

Adjusted EPS - 50% Weighting	Performance Achievement (% of Target)	Payout %
Threshold	70%	0%
Target	100%	100%
Maximum	130%	200%

The payout curve has a linear interpolation between 70% and 130% performance.

REPLIGEN CORPORATION	32	2026 PROXY STATEMENT SUMMARY

The calculations for adjusted revenue and adjusted EPS, on which achievement of Company Objectives is determined, differ from calculations for reported revenue and reported EPS, both determined in accordance with Generally Accepted Accounting Principles in the United States or “U.S. GAAP”, set forth in the Company’s Annual Report on Form 10-K (“Form 10-K”), for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026. Additionally, the calculation for adjusted EPS, on which achievement of Company Objectives is determined also differs from our calculation of Adjusted EPS (non-GAAP), set forth in the Company’s Current Report on Form 8-K, filed with the SEC on February 24, 2026.

Specifically, the revenue calculation for purposes of achievement of Company Objectives is adjusted to reflect the impact of (i) any acquisitions completed in the year and (ii) changes in foreign exchange rates. Similarly, the EPS calculation for purposes of achievement of Company Objectives is adjusted to reflect the impact of (i) any acquisitions completed in the year, (ii) changes in foreign exchange rates and (iii) investment income. The Compensation Committee has determined that these adjustments better reflect the Company’s underlying business performance and the efforts of management. The impact of acquisitions are outside of the Company’s ordinary business and management has no control over exchange rate fluctuations or investment income impact to the financial statements. The Compensation Committee believes these adjustments are in the best interest of shareholders, as these adjustments help to normalize achievement metrics for extraordinary factors and factors outside of management’s control, which may have a favorable or unfavorable impact on Company Objectives.

For the 2025 Plan, the Company set for each NEO the following Target Award and weighting for Company Objectives and Individual Performance Objectives:

Individual Annual Cash Incentive Targets(1)

Name	Target Award as % of Salary for the Fiscal Year Ended December 31,2025	Portion Tied to Company Objectives	Portion Tied to Individual Performance Objectives
Olivier Loeillot	90%	100%	0%
Jason K. Garland	75%	75%	25%
James Bylund	75%	75%	25%
Ralf Kuriyel	75%	75%	25%
Brian Douglass (2)	50%	60%	40%

(1)
Each NEO’s cash incentive amount is determined using the following formula: (Base Salary x Bonus Target %) x (Company Objectives achievement %) + (Base Salary x Bonus Target %) x (Performance Objectives Tied to Individual Results achievement %) = Cash Incentive Payment. The Company Objectives achievement % is 100% of our CEO’s annual cash incentive. For our other NEOs, with the exception of Mr. Douglass, their annual cash incentive is split 75%/25% based on Company Objective achievement %/Individual Results achievement %. Mr. Douglass's annual cash incentive for 2025 is split 60%/40% based on Company Objective achievement %/Individual Results achievement %.
(2)
Mr. Douglass was appointed Senior Vice President, Chief Product Officer, effective December 31, 2025. His target bonus for the fiscal year ended December 31, 2025 is reflective of his prior position as Senior Vice President, Filtration and Chromatography.

Achievement of 2025 Company Objectives

The following table summarizes our target performance and actual achievement in accordance with the performance measures as described above:

Short-Term Incentive Plan Metric	Fiscal 2025 Target ($)	Fiscal 2025 Results ($)	Metric Achievement (%)	Metric Payout (%)
	(in millions, except for per share and percentage amounts)
Adjusted Revenue (1)	$705	$717	102%	109%
Adjusted EPS (2)	$1.83	$1.78	97%	91%
Weighted Payout				100%
(1)
Adjusted Revenue is adjusted unfavorably compared to our reported revenue for the year ended December 31, 2025 of $738 million, by $12 million for changes in foreign exchange rates and unfavorably by $9 million for revenue from our acquisition of the 908 Devices PAT Portfolio from the date of acquisition through to December 31, 2025.
(2)
Adjusted EPS is adjusted favorably by $0.07 as compared to our adjusted EPS (non-GAAP) of $1.71, for the year ended December 31, 2025, to normalize the impacts of acquisitions, investment income and changes in foreign exchange rates.

Achievement of Individual Performance Objectives

In addition to the Company Objectives, NEOs, with the exception of Mr. Loeillot, have a component of their annual cash incentive compensation determined based upon achievement of Individual Performance Objectives. Our CEO evaluates the actual performance of the other executive officers against these objectives and submits such evaluations to the Compensation Committee. The ultimate determination of achievement of the Individual Performance Objectives is at the sole discretion of the Compensation Committee. The performance assessment for the Individual Performance Objectives is not calculated on a line-item basis, but rather

REPLIGEN CORPORATION	33	2026 PROXY STATEMENT SUMMARY

represents an overall assessment of how the NEO contributed to the success of the Company through and within his or her area of responsibility. The Individual Performance Objectives are designed to be challenging to achieve at 100%. The Compensation Committee has assessed the attainment of these objectives by Messrs. Garland, Bylund, Kuriyel and Douglass for 2025 and determined achievement of the Individual Performance Objectives for such NEOs as described below.

As the Company’s CFO, Mr. Garland, is responsible for the Company’s internal systems and financial controls. Specifically, the CFO’s Individual Performance Objectives for 2025 included scaling the Company’s global Financial and Information Technology organizations, which included continuous improvements in the Company’s financial closing and internal controls processes and the continued expansion and improvement of both management and external reporting capabilities to enhance business decision making and improve transparency and visibility of financial performance. The overall evaluation of achievement of these factors involves both quantitative and qualitative analysis. The CEO evaluated Mr. Garland's actual performance against his Individual Performance Objectives, in light of his contributions detailed above, and submitted such evaluation to the Compensation Committee. The Compensation Committee determined that the aggregate achievement of the Individual Performance Objectives for Mr. Garland was 105%.

Mr. Bylund, the Company’s COO, oversees all operations on a global basis. Mr. Bylund’s Individual Performance Objectives for 2025 included driving process efficiencies across the organization through our Repligen Performance System, rightsizing the organizations manufacturing footprint, integrating acquired workflows and products and driving customer excellence through service and quality. The overall evaluation of achievement of these factors involves both quantitative and qualitative analysis. The CEO evaluated Mr. Bylund’s actual performance against his Individual Performance Objectives, in light of his contributions detailed above, and submitted such evaluation to the Compensation Committee. The Compensation Committee determined that the aggregate achievement of the Individual Performance Objectives for Mr. Bylund was 105%.

Mr. Kuriyel, the Company’s Senior Vice President, R&D, is responsible for leading and overseeing the Company’s R&D and partnering activities to enhance our portfolio of products and services. Mr. Kuriyel’s Individual Performance Objectives for 2025 included developing and launching new products, evaluating and investing in new value-added, differentiated technology for the Company, and scaling the R&D organization to align with the needs of the business. The overall evaluation of achievement of these factors involves both quantitative and qualitative analysis. The CEO evaluated Mr. Kuriyel’s actual performance against his Individual Performance Objectives, in light of his contributions detailed above, and submitted such evaluation to the Compensation Committee. The Compensation Committee determined that the aggregate achievement of the Individual Performance Objectives for Mr. Kuriyel was 105%.

Mr. Douglass, the Company’s Senior Vice President and CPO, leads the organization’s product management function and oversees the strategic, operational, and financial performance of its business units. This role drives product strategy, commercial execution, and business unit success while collaborating closely with corporate functions ensuring our product portfolio delivers exceptional value to customers and stakeholders. Mr. Douglass’s individual performance objectives in 2025 included accelerating growth through a transformed customer experience, implementing an operating model centered on business unit teams and developing a strategy and new product introduction roadmap for the proteins business. The overall evaluation of achievement of these factors involves both quantitative and qualitative analysis. The CEO evaluated Mr. Douglass’s actual performance against his Individual Performance Objectives, in light of his contributions detailed above, and submitted such evaluation to the Compensation Committee. The Compensation Committee determined that the aggregate achievement of the Individual Performance Objectives for Mr. Douglass was 105%.

The following payouts under the cash incentive were earned by our NEOs in 2025:

Named Executive Officer	2025 Base Salary ($)	2025 Target %	2025 Target Award ($)	Company Performance Score	Individual Performance Score	2025 Overall Performance Score	2025 Approved Award ($)
Olivier Loeillot	860,000	90%	774,000	100%	—	100%	774,000
Jason K. Garland	566,500	75%	424,875	100%	105%	101%	430,186
James Bylund	481,197	75%	360,898	100%	105%	101%	365,409
Ralf Kuriyel	420,548	75%	315,411	100%	105%	101%	319,354
Brian Douglass	417,150	50%	208,575	100%	105%	102%	212,747

EQUITY INCENTIVE COMPENSATION

The Compensation Committee believes that equity incentives in the form of stock options, restricted stock units subject to time-based vesting (“RSUs”) and performance-based restricted stock units (“PSUs”) are effective vehicles for long-term compensation. Equity incentives align individual and team performance with the achievement of the Company’s strategic and financial goals, long-term value creation, and shareholders’ interests. PSUs reward executive officers only if the Company meets certain specified financial and/or operational metrics. Stock options reward executive officers only if the stock price increases from the date of grant

REPLIGEN CORPORATION	34	2026 PROXY STATEMENT SUMMARY

over time. RSUs are impacted by all stock price changes, so the value to the executive officers is affected by both increases and decreases in stock price from the market price at the date of grant.

For 2025, the Compensation Committee considered a number of factors in determining how much, if any, equity incentive compensation to grant to the executive officers, including:

▪
the value and form of long-term incentives granted to similarly situated executives within our peer group;
▪
the performance of the Company during the fiscal year;
▪
the number of shares subject to, and exercise price of, outstanding options, both vested and unvested, held by the executive officers;
▪
the number of unvested RSUs held by the executive officers;
▪
the vesting schedule of the unvested equity awards held by the executive officers;
▪
the financial statement impact of any equity award;
▪
the amount and percentage of the total equity on a diluted basis held by the executive officers; and
▪
the available shares under the Company’s equity incentive plan.

Based on its evaluation of the foregoing factors, the Compensation Committee determined that each continuing NEO’s annual 2025 target LTI value would be allocated among three equity vehicles as shown in the graph below:

2025 Equity Grants

In 2025, the Compensation Committee granted the following long-term incentive compensation awards to each of the NEOs:

Name	Number of Shares Underlying Stock Options (#)	Restricted Stock Units (#)	Target PSUs (#)	Target Long-Term Incentive ($)
Olivier Loeillot	13,627	14,480	7,240	4,470,479
Jason K. Garland	6,056	6,435	3,217	1,986,636
James Bylund (1)	6,056	6,435	3,845	2,076,471
Ralf Kuriyel (1)	4,542	4,826	3,041	1,579,813
Brian Douglass (2)	2,143	4,540	1,144	1,096,688

(1)
On January 1, 2025, Messrs. Bylund and Kuriyel each received PSU grants of 628 target units, based on the achievement of specified goals related to the integration of Tantti Laboratory, Inc., which was acquired in December 2024. The shares subject to these awards vest in substantially equal installments on January 1, 2026 and January 1, 2027, subject to continued employment through such dates and achievement of specific goals. These were granted in addition to the "2025 Equity Grants" as described below.
(2)
As part of the 2025 Equity Grants described below, Mr. Douglass was only granted RSUs, reflective of his prior position as Senior Vice President, Filtration and Chromatography. On December 31, 2025, Mr. Douglass received a stock option grant of 2,143 options, an RSU grant of 2,288 units and a PSU grant of 1,144 target units as a result of his appointment as Chief Product Officer and Senior Vice President, effective December 31, 2025. Mr. Douglass's option and RSU grants were granted in alignment with the methodology discussed below and his PSU grant was made consistent with the framework outlined under the "Looking Ahead to 2026" section described below.

REPLIGEN CORPORATION	35	2026 PROXY STATEMENT SUMMARY

The 2025 Equity Grants consist of the following:

▪
Stock Options. Stock options granted to each NEO vest in equal annual installments over three years following the grant date, provided that the NEO is continuously employed through the applicable vesting date. Stock options allow our executive officers to purchase a fixed number of shares of our Common Stock for a fixed price (i.e., exercise price) during a fixed period. The exercise price is equal to the closing price of one share of the Company’s Common Stock on the date of grant. A stock option only has value if our share price increases from the price on the grant date.
▪
RSUs. Time-based RSUs granted to each NEO vest in equal annual installments over three years following the grant date, provided that the NEO is continuously employed through the applicable vesting date. The number of RSUs that vest is settled in a like number of shares of our Common Stock.
▪
PSUs. PSUs granted to each NEO vest 50% based on three-year average base organic revenue growth rate and 50% based on Adjusted Return on Invested Capital (“Adjusted ROIC”), in each case over the three-year performance period from January 1, 2025 to December 31, 2027. We have omitted the specific revenue and Adjusted ROIC thresholds, targets and maximums because they involve confidential financial information, the disclosure of which would result in competitive harm to the Company and would be against industry norms. However, we have set performance goals at challenging levels, which we believe are difficult to achieve and would require substantial and sustained performance to be achieved at target levels.

Repligen is a high-growth, acquisitive, innovation-driven company, the Compensation Committee believes that revenue growth and Adjusted ROIC are metrics that reflect business performance and that create shareholder value. Linear interpolation is applied to determine the percentage of PSUs that vest and are earned where performance falls between the threshold, target, and maximum goals. For any portion of the PSUs to be earned and to vest, threshold performance must be achieved with respect to the relevant performance measure. 50% of the target award is earned for threshold performance and 200% of the target award is earned for maximum performance.

The PSUs that vest at the conclusion of the performance period are settled in a like number of shares of our Common Stock.

Looking Ahead to 2026

The Compensation Committee has made several decisions relating to the long-term equity incentive beginning with awards granted in fiscal 2026 fiscal, including:

•
Maintaining the target long-term incentive allocation (50%, 25% and 25% for RSUs, PSUs and stock options, respectively).
•
Pertaining to the PSUs:
o
Maintaining the average organic revenue growth ("AORG") rate as a performance based metric;
o
Adding relative total shareholder return ("rTSR") as a performance-based metric to provide an external performance measure directly linking NEO compensation with shareholder value. This will be measured over a three-year performance period;
o
Replacing Adjusted ROIC performance metric with rTSR; and
o
Maintaining a 50% weighting for each performance metric (i.e. AORG and rTSR) in determining overall PSU award size, with payouts ranging from 0% to 200% of target depending on actual performance.

The PSUs granted to Mr. Douglass on December 31, 2025 are subject to the performance conditions described above. With respect to the portion of the PSUs based on the rTSR component, we have selected a the Life Science Tools & Services companies in the Russell 1000 Index as the TSR peer group, and performance will be measured over a three-year performance period from January 1, 2026 to December 31, 2028. These PSUs will vest based on achievement of rTSR at the 25th, 50th and 75th percentile rankings of the peer group, representing threshold, target and maximum achievement, respectively. If achievement is below the 25th percentile, no payout is awarded. 50% of the target award is earned for threshold performance and 200% of the target award is earned for maximum performance. Straight-line interpolation will be applied if performance is between the threshold and target, and target and maximum goals.

Long-term Equity Incentive Payout for NEOs for 2025

In 2023, the Compensation Committee granted PSU awards to Messrs. Bylund and Kuriyel, subject to a three-year performance period ending December 31, 2025. At the time of this long-term equity incentive award, Messrs. Loeillot, Garland and Douglass were

REPLIGEN CORPORATION	36	2026 PROXY STATEMENT SUMMARY

not employed by the Company. At the end of the three-year performance period, these PSU award metrics were not attained and thus the 2023 PSUs were forfeited in their entirety. For more information on these PSUs see the section titled ”Proxy Statement Summary – Long-term Equity Incentive payout for NEOs for 2025” on page 6.

POLICIES AND PRACTICES RELATED TO THE GRANTS OF CERTAIN EQUITY AWARDS

It is the policy of the Board and the Compensation Committee to not take material nonpublic information into account when determining the timing of equity awards in order to take advantage of a depressed stock price or an anticipated increase in stock price. Similarly, it is our practice not to time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation. There were no equity awards granted to the Company’s NEOs in 2025 during the period from four business days before to one business day after the filing of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, or the filing or furnishing of any Current Reports on Form 8-K that disclosed material nonpublic information.

CLAWBACK POLICY

In October 2023, the Compensation Committee adopted the Repligen Corporation Compensation Recovery Policy (the “Clawback Policy”) which provides that if the Company is required to prepare an accounting restatement due to the Company’s material non-compliance with any financial reporting requirement we are required to recoup (subject to certain limited exceptions described in the Clawback Policy) any cash or equity incentive compensation received by any current or former executive officer in the three years prior to the date we are required to restate our financial statements that is in excess of the amount that would have been received based on the restated financial statements. In addition, under the Clawback Policy, in the event that we are required to restate our financial statements due to material noncompliance with any financial reporting requirement under securities laws, we may recover (i) any cash or equity incentive compensation received by any other current or former employee of the Company in the three years prior to the date we are required to restate our financial statements that is in excess of the amount that would have been received based on the restated financial statements if we determine that the employee committed certain acts or omissions that materially contributed to the circumstances requiring the restatement and (ii) up to 100% of the cash and equity incentive compensation received by any current or former employee of the Company in the three years prior to the date we are required to restate our financial statements if we determine that the employee committed certain acts or omissions that materially contributed to the circumstances requiring the restatement. A copy of the Clawback Policy is included as Exhibit 97.1 to our Form 10-K.

OTHER COMPENSATION

All full-time employees, including the executive officers, are eligible to participate in the Company’s health and welfare benefit programs, including medical, dental and vision care coverage, disability and life insurance and the Company’s 401(k) plan. Under the 401(k) plan, the Company matches 50% of the first 6% of eligible compensation contributed by employees.

TAX AND ACCOUNTING CONSIDERATIONS

We have not provided or agreed to provide any of the Company’s executive officers or directors with a gross-up or other reimbursement for tax amounts they might pay pursuant to Section 4999 or Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant shareholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceed certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Section 409A also imposes additional significant taxes on the individual in the event that an employee, director or service provider receives “deferred compensation” that is not exempt from or does not meet the requirements of Section 409A.

For the Company’s financial statements, cash compensation, such as salary and bonus, is expensed. For income tax returns, cash compensation is generally deductible except as set forth below. For equity-based compensation, we expense the fair value of such grants over the requisite service period.

Generally, Section 162(m) of the Code disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid for any fiscal year to a “covered employee” of the Company.

The Compensation Committee believes that shareholder interests are best served if the Compensation Committee retains maximum flexibility to design executive compensation programs that meet stated business objectives. For these reasons, the Compensation Committee, while considering tax deductibility as a factor in determining executive compensation, may not limit such compensation to those levels that will be deductible, particularly in light of the expansion of the covered employee group and the elimination of the exception for performance-based compensation under Section 162(m).

REPLIGEN CORPORATION	37	2026 PROXY STATEMENT SUMMARY

COMPENSATION RISK ASSESSMENT

The Compensation Committee not only considers and evaluates risks related to the Company’s cash and equity-based compensation programs and practices, but also evaluates whether the Company’s compensation plans encourage participants to take excessive risks that are reasonably likely to have a material adverse effect on the Company. Consistent with SEC disclosure requirements, the Compensation Committee has worked with management to assess compensation policies and practices for Company employees and has concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION TABLES

Compensation Earned

The following table summarizes the compensation that we paid to, or that was earned by or granted to, each of the NEOs during the fiscal years indicated below.

2025 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Olivier Loeillot President and Chief Executive Officer (1)	2025	860,000	—	3,374,853	1,095,626	774,000	10,292	6,114,771
	2024	650,000	—	4,582,286	1,452,448	494,625	5,000	7,184,359
	2023	138,462	1,350,000	1,999,914	1,956,689	—	—	5,445,065
Jason K. Garland Chief Financial Officer	2025	566,500	—	1,499,727	486,909	430,186	5,000	2,988,322
	2024	550,000	—	734,225	246,199	389,400	187,592	2,107,416
	2023	137,500	100,000	874,922	868,562	—	45,487	2,026,471
James Bylund Chief Operating Officer	2025	481,197	—	1,589,562	486,909	365,409	9,442	2,932,519
	2024	467,181	—	2,512,360	842,327	343,904	5,000	4,170,772
	2023	467,181	—	2,498,846	772,403	—	5,000	3,743,430
Ralf Kuriyel Senior Vice President, Research and Development	2025	420,548	—	1,214,631	365,182	319,354	9,206	2,328,921
	2024	396,743	—	1,017,509	341,244	233,642	5,000	1,994,138
	2023	396,743	—	938,857	320,882	—	5,000	1,661,482
Brian Douglass Senior Vice President, Chief Product Officer (2)	2025	417,150	—	912,284	184,404	212,747	8,209	1,734,794

(1)
Mr. Loeillot served as President and CCO until August 30, 2024 and was appointed President and CEO effective September 1, 2024. Mr. Loeillot’s annualized base salary for 2024 in his position as President and Chief Commercial Officer was $600,000 and his annualized base salary for 2024 in his position as President and CEO was $750,000. Included in the 2024 total for Mr. Loeillot were one-time equity awards granted in September 2024 in connection with his promotion to President and CEO. While the full value of Mr. Loeillot’s September 2024 equity award is reported as 2024 compensation, the grant was intended to supplement both 2024 and 2025 compensation and a portion of the award was considered as target compensation by the Compensation Committee when 2025 compensation targets were established.
(2)
Mr. Douglass served as Senior Vice President, Filtration and Chromatography until December 30, 2025 and was appointed Senior Vice President, Chief Product Officer, effective December 31, 2025. Mr Douglass's annualized base salary for his position as Senior Vice President, Filtration and Chromatography was $417,150 and his annualized base salary in the position of Senior Vice President, CPO is $450,000.
(3)
The amounts reported represent the aggregate grant date fair value of RSU, PSU and stock option awards granted in the respective fiscal year calculated in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation”, excluding the impact of forfeitures related to service-based vesting. The assumptions the Company used for calculating the grant date fair values are set forth in Note 2, “Summary of Significant Accounting Policies” to the Company’s consolidated financial statements included in the Company’s Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026. The values reported for the PSUs granted in 2025 represent the grant date fair values of awards assuming the probable outcome of the performance conditions as of the grant date, which was deemed to be at the target level of achievement. The aggregate grant date fair value of the PSUs granted in 2025 assuming the maximum achievement of the performance conditions for Messrs. Loeillot, Garland, Bylund, Kuriyel and Douglass are $2,249,902, $999,715, $1,179,386, $929,535 and $374,912, respectively.
(4)
The amounts reported represent payments made with respect to the year indicated under the Plan, as described above.
(5)
Represents the match paid by the Company on behalf of such individual into the Repligen Corporation 401(k) Savings Plan.

REPLIGEN CORPORATION	38	2026 PROXY STATEMENT SUMMARY

The charts below reflect the allocation of base salary, short-term (cash) incentive compensation and long-term (equity) incentive compensation earned by the NEOs in 2025 as set forth in the 2025 Summary Compensation Table above:

2025 Summary Compensation Allocations

OLIVIER LOEILLOT President & Chief Executive Officer	JASON K. GARLAND Chief Financial Officer	JAMES R. BYLUND Chief Operating Officer

RALF KURIYEL Senior Vice President, Research & Development	BRIAN DOUGLASS Senior Vice President, Chief Product Officer

REPLIGEN CORPORATION	39	2026 PROXY STATEMENT SUMMARY

Grants of Plan-Based Awards for the Fiscal Year Ended December 31, 2025

The table below sets forth grants of plan-based awards that were made in the year ended December 31, 2025 to the Company’s NEOs.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (5)			All Other Stock Awards:	All Other Option Awards:
Name	Grant Date	Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
Olivier Loeillot		154,800	774,000	1,548,000	—	—	—	—	—	—	—
	3/1/2025	—	—	—	—	—	—	—	13,627	155.38	1,095,626
	3/1/2025	—	—	—	—	—	—	14,480	—	—	2,249,902
	3/1/2025	—	—	—	3,620	7,240	14,480	—	—	—	1,124,951
Jason K. Garland		169,950	424,875	849,750	—	—	—	—	—	—	—
	3/1/2025	—	—	—	—	—	—	—	6,056	155.38	486,909
	3/1/2025	—	—	—	—	—	—	6,435	—	—	999,870
	3/1/2025	—	—	—	1,609	3,217	6,434	—	—	—	499,857
James Bylund		144,359	360,898	721,796	—	—	—	—	—	—	—
	1/1/2025	—	—	—	314	628	1,256	—	—	—	89,835
	3/1/2025	—	—	—	—	—	—	—	6,056	155.38	486,909
	3/1/2025	—	—	—	—	—	—	6,435	—	—	999,870
	3/1/2025	—	—	—	1,609	3,217	6,434	—	—	—	499,857
Ralf Kuriyel		126,164	315,411	630,822	—	—	—	—	—	—	—
	1/1/2025				314	628	1,256				89,835
	3/1/2025				—	—	—	—	4,542	155.38	365,182
	3/1/2025	—	—	—	—	—	—	4,826	—	—	749,864
	3/1/2025	—	—	—	1,207	2,413	4,826	—	—	—	374,932
Brian Douglass		108,459	208,575	417,150	—	—	—	—	—	—	—
	3/1/2025	—	—	—	—	—	—	2,252	—	—	349,916
	12/31/2025	—	—	—	—	—	—	—	2,143	163.86	184,404
	12/31/2025	—	—	—	—	—	—	2,288	—	—	374,912
	12/31/2025	—	—	—	572	1,144	2,288	—	—	—	187,456

(1)
Mr. Loeillot’s non-equity incentive plan award is calculated solely based on the achievement of Company Objectives. The non-equity incentive plan awards for the other NEOs, except Mr. Douglass, are calculated as 75% based on achievement of Company Objectives and 25% based on achievement of Individual Performance Objectives. The non-equity incentive plan award for Mr. Douglass is calculated as 60% based on achievement of Company Objectives and 40% based on achievement of Individual Performance Objectives, reflective of his prior position.
(2)
The amounts represent a threshold bonus, assuming 20% achievement of the Company Objectives for the NEOs and for Mr. Loeillot and 20% achievement of the Company Objectives and 100% achievement of the Individual Performance Objectives for the other NEOs. The 20% threshold of the Company Objectives represents the payout related to the minimum achievements for each short-term incentive metric multiplied by the specified weighting discussed in the "Executive Compensation" section starting on page 31.
(3)
The amounts represent the target bonus, assuming 100% achievement of the Company Objectives Mr. Loeillot and 100% achievement of the Company Objectives and 100% achievement of the Individual Performance Objectives for the other NEOs. The actual bonus awarded by the Compensation Committee can be higher or lower than the target depending on achievement of Company Objectives and Individual Performance Objectives.
(4)
The amounts represent a maximum bonus, assuming 200% achievement of the Company Objectives for Mr. Loeillot and 200% achievement of the Company Objectives and Individual Performance Objectives for the other NEOs.
(5)
In January 2025, Messrs. Bylund and Kuriyel were granted PSUs that vest subject to the achievement of performance conditions related to the integration of our recent acquisitions. In March 2025, Messrs. Loeillot, Garland, Bylund and Kuriyel were granted PSUs that vest upon the Company’s achievement of specified AORG and Adjusted ROIC goals over the three-year performance period. In connection with his appointment to Senior Vice President, Chief Product Officer in December 2025, Mr. Douglass was granted PSUs that vest upon the Company's achievement of specified AORG and rTSR goals over the three-year performance period.

Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table

The Company’s executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid or awarded, are described in the section titled “Compensation Discussion and Analysis” beginning on page 28. The material terms of employment agreements and arrangements with the Company’s NEOs are described in the section titled “Employment Arrangements” on page 43.

REPLIGEN CORPORATION	40	2026 PROXY STATEMENT SUMMARY

Outstanding Equity Awards at December 31, 2025

The following table sets forth certain information regarding the outstanding stock options and stock awards held by the NEOs on December 31, 2025. Awards were made under the Repligen Corporation 2018 Stock Option and Incentive Plan (the “2018 Plan”) and the Repligen Corporation Amended and Restated 2012 Stock Option and Incentive Plan, as amended (the “2012 Plan”). For the outstanding stock options and stock awards described below, vesting is conditioned on the NEO remaining in service to the Company through such vesting date. Such awards may also be subject to accelerated vesting as described in “Employment Arrangements—Potential Payments Upon Termination or Change in Control” on page 44.

		Number of Securities Underlying Unexercised Options					Stock Awards			Equity Incentive Plan Awards:
Name	Grant Date	Exercisable (#)	Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(1)
Olivier Loeillot	10/2/2023	9,694	14,542	(2)	154.96	10/2/2033	—		—	—		—
	10/2/2023	—	—		—	—	7,744	(3)	1,268,932	—		—
	2/27/2024	953	1,907	(4)	192.71	2/27/2034	—		—	—		—
	2/27/2024	—	—		—	—	1,920	(5)	314,611	—		—
	2/27/2024	—	—		—	—	—		—	1,440	(6)	235,958
	9/3/2024	5,426	10,852	(7)	141.79	9/3/2034	—		—	—		—
	9/3/2024	—	—		—	—	11,754	(8)	1,926,010	—		—
	9/3/2024	—	—		—	—	—		—	8,815	(9)	1,444,426
	3/1/2025	—	13,627	(10)	155.38	3/1/2035	—		—	—		—
	3/1/2025	—	—		—	—	14,480	(11)	2,372,693	—		—
	3/1/2025	—	—		—	—	—		—	7,240	(12)	1,186,346
Jason K. Garland	9/25/2023	4,209	6,315	(13)	158.99	9/25/2033	—		—	—		—
	9/25/2023	—	—		—	—	3,302	(14)	541,066	—		—
	2/27/2024	841	1,682	(15)	192.71	2/27/2034	—		—	—		—
	2/27/2024	—	—		—	—	1,694	(16)	277,579	—		—
	2/27/2024	—	—		—	—	—		—	1,270	(6)	208,102
	3/1/2025	—	6,056	(17)	155.38	3/1/2035	—		—	—		—
	3/1/2025	—	—		—	—	6,435	(18)	1,054,439	—		—
	3/1/2025	—	—		—	—	—		—	3,217	(12)	527,138
James Bylund	4/1/2020	7,060	—		94.33	4/1/2030	—		—	—		—
	2/24/2021	2,033	—		215.58	2/24/2031	—		—	—		—
	2/24/2022	4,312	—		189.21	2/24/2032	—		—	—		—
	3/2/2023	5,762	2,882	(19)	180.48	3/2/2033	—		—	—		—
	3/2/2023	—	—		—	—	2,783	(20)	456,022	—		—
	3/2/2023	—	—		—	—	—		—	2,087	(21)	341,976
	12/23/2023	—	—		—	—	—		—	250	(22)	40,965
	2/27/2024	2,877	5,755	(23)	192.71	2/27/2034	—		—	—		—
	2/27/2024	—	—		—	—	5,794	(24)	949,405	—		—
	2/27/2024	—	—		—	—	—		—	4,346	(6)	712,136
	1/1/2025	—	—		—	—	—		—	314	(25)	51,452
	3/1/2025	—	6,056	(26)	155.38	49,369	—		—	—		—
	3/1/2025	—	—		—	—	6,435	(27)	1,054,439	—		—
	3/1/2025	—	—		—	—	—		—	3,217	(12)	527,138
Ralf Kuriyel	2/24/2021	2,035	—		215.58	2/24/2031	—		—	—		—
	2/24/2022	2,723	—		189.21	2/24/2032	—		—	—		—
	3/2/2023	2,394	1,197	(28)	180.48	3/2/2033	—		—	—		—
	3/2/2023	—	—		—	—	1,156	(29)	189,422	—		—
	3/2/2023	—	—		—	—	—		—	867	(21)	142,067
	2/27/2024	1,165	2,332	(30)	192.71	2/27/2034	—		—	—		—
	2/27/2024	—	—		—	—	2,347	(31)	384,579	—		—
	2/27/2024	—	—		—	—	—		—	1,760	(6)	288,394
	1/1/2025	—	—		—	—	—		—	314	(25)	51,452
	3/1/2025	—	4,542	(32)	155.38	3/1/2035	—		—	—		—
	3/1/2025	—	—		—	—	4,826	(33)	790,788	—		—
	3/1/2025	—	—		—	—	—		—	2,413	(12)	395,394
Brian Douglass	5/7/2024	2,000	8,000	(34)	167.72	5/7/2034	—		—	—		—
	5/7/2024	—	—		—	—	4,000	(35)	655,440	—		—
	3/1/2025	—	—		—	—	2,252	(36)	369,013	—		—
	12/31/2025	—	2,143	(37)	163.86	12/31/2035	—		—	—		—
	12/31/2025	—	—		—	—	2,288	(38)	374,912	—		—
	12/31/2025	—	—		—	—	—		—	1,144	(39)	187,456

(1)
The value of equity awards is based on the closing price of the Company’s stock on the Nasdaq Global Market on December 31, 2025, the last trading day of 2025, which was $163.86.
(2)
4,847 shares vested on each of October 2, 2024 and October 2, 2025. 4,847 shares will vest on each of October 2, 2026 and October 2, 2027 and 4,848 shares will vest on October 2, 2028.
(3)
2,581 shares will vest on each of October 2, 2026 and October 2, 2027 and 2,582 shares will vest on October 2, 2028.
(4)
953 shares vested on each of February 27, 2025 and February 27, 2026. 954 shares will vest on February 27, 2027.
(5)
960 shares vested on February 27, 2026 and 960 shares will vest on February 27, 2027.

REPLIGEN CORPORATION	41	2026 PROXY STATEMENT SUMMARY

(6)
The shares subject to this award vest on February 27, 2027, subject to the achievement of specified AORG and Adjusted ROIC goals by the Company over the three-year performance period ending December 31, 2026.
(7)
5,426 shares vested on September 3, 2025. 5,426 shares will vest on each of September 3, 2026 and September 3, 2027.
(8)
5,877 shares will vest on each of September 3, 2026 and September 3, 2027.
(9)
The shares subject to this award vest on September 3, 2027, subject to achievement of specified AORG and Adjusted ROIC goals by the Company over the three-year performance period ending December 31, 2026.
(10)
4,542 shares vested on March 1, 2026. 4,542 shares will vest on March 1, 2027 and 4,543 shares will vest on March 1, 2028.
(11)
4,826 shares vested on March 1, 2026. 4,827 shares will vest on each of March 1, 2027 and March 1, 2028.
(12)
The shares subject to this award vest on March 1, 2028, subject to achievement of specified AORG and Adjusted ROIC goals by the Company over the three-year performance period ending December 31, 2027.
(13)
2,104 shares vested on September 25, 2024 and 2,105 shares vested on September 25, 2025. 2,105 shares will vest on each of September 25, 2026, September 25, 2027 and September 25, 2028.
(14)
1,100 shares will vest on September 25, 2026 and 1,101 shares will vest on each of September 25, 2027 and September 25, 2028.
(15)
841 shares vested on each of February 27, 2025 and February 27, 2026. 841 shares will vest on February 27, 2027.
(16)
847 shares vested on February 27, 2026 and 847 shares will vest on February 27, 2027.
(17)
2,018 shares vested on March 1, 2026. 2,019 shares will vest on each of March 1, 2027 and March 1, 2028.
(18)
2,145 shares vested on March 1, 2026. 2,145 shares will vest on each of March 1, 2027 and March 1, 2028.
(19)
The remaining 2,882 shares vested on March 2, 2026.
(20)
The remaining 2,783 shares vested on March 2, 2026.
(21)
Represents the threshold level of achievement. The shares subject to this award were forfeited on March 2, 2026 because the threshold level of specified AORG and Adjusted ROIC goals by the Company over the three-year performance period ended December 31, 2025 were not achieved.
(22)
Represents the threshold level of achievement. The shares subject to this award were forfeited on March 1, 2026 because the threshold achievement of certain targets related to integration of a previous acquisition were not achieved.
(23)
2,877 shares vested on each of February 27, 2025 and February 27, 2026. 2,878 shares will vest on February 27, 2027.
(24)
2,897 shares vested on February 27, 2026 and 2,897 shares will vest on February 27, 2027.
(25)
Represents the threshold level of achievement. The shares subject to this award vest in substantially equal installments on January 1, 2026 and January 1, 2027, subject to achievement of certain targets related to the integration of a previous acquisition.
(26)
2,018 shares vested on March 1, 2026. 2,019 shares will vest on each of March 1, 2027 and March 1, 2028.
(27)
2,145 shares vested on March 1, 2026. 2,145 shares will vest on each of March 1, 2027 and March 1, 2028.
(28)
1,197 shares vested on each of March 2, 2024, March 2, 2025 and March 2, 2026.
(29)
The remaining 1,156 shares vested on March 2, 2026.
(30)
1,165 shares vested on February 27, 2025 and 1,166 shares vested on February 27, 2026. 1,166 shares will vest on February 27, 2027.
(31)
1,173 shares vested on February 27, 2026 and 1,174 shares will vest on February 27, 2027.
(32)
1,514 shares vested on March 1, 2026. 1,514 shares will vest on each of March 1, 2027 and March 1, 2028.
(33)
1,608 shares vested on March 1, 2026. 1,609 shares will vest on each of March 1, 2027 and March 1, 2028.
(34)
2,000 shares vested on May 7, 2025. 2,000 shares will vest on each of May 7, 2026, May 7, 2027, May 7, 2028 and May 7, 2029.
(35)
1,000 shares will vest on each of May 7, 2026, May 7, 2027, May 7, 2028 and May 7, 2029.
(36)
563 shares vested on March 1, 2026. 563 shares will vest on each of March 1, 2027, March 1, 2028 and March 1, 2029.
(37)
714 shares will vest on each of December 31, 2026 and December 31, 2027. 715 shares will vest on December 31, 2028.
(38)
762 shares will vest on December 31, 2026. 763 shares will vest on each of December 31, 2027 and December 31, 2028.
(39)
The shares subject to this award vest on March 1, 2029, subject to achievement of specified AORG and rTSR by the Company over a three-year performance period ending December 31, 2028.

Option Exercises and Stock Vested for the Fiscal Year Ended December 31, 2025

The following table sets forth certain information regarding the number of stock options exercised, RSUs and PSUs that vested and amounts realized by the NEOs upon exercise or vesting in the year ended December 31, 2025.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Olivier Loeillot	—	—	9,418	1,207,907
Jason K. Garland	—	—	1,947	266,403
James Bylund	—	—	8,183	1,253,527
Ralf Kuriyel	—	—	3,038	480,041
Brian Douglass	—	—	1,000	126,880
(1)
The value realized on exercise of an option award is based on the difference between the fair market value of Common Stock on the date of exercise and the exercise price of the option.
(2)
The value realized upon vesting has been calculated by multiplying the gross number of shares acquired on the vesting date, before tax withholding, by the closing stock price as reported on the Nasdaq Global Market on the vest date.

Pension Benefits

The Company has no defined benefit plans or other supplemental retirement plans for the NEOs.

Nonqualified Deferred Compensation

The Company has no nonqualified deferred compensation arrangements for the NEOs.

REPLIGEN CORPORATION	42	2026 PROXY STATEMENT SUMMARY

Employment Arrangements

Employment Agreement with Olivier Loeillot

On June 12, 2024, in connection with Mr. Loeillot’s appointment as Chief Executive Officer, Mr. Loeillot and Repligen entered into an employment agreement (the “Loeillot Employment Agreement”), which supersedes and replaces Mr. Loeillot’s prior employment agreement with Repligen as of September 1, 2024 (the “Transition Date”). The Loeillot Employment Agreement provides for certain severance benefits, beginning on the Transition Date, if certain conditions are met (including Mr. Loeillot’s executing a release in favor of Repligen), including:

•
If Mr. Loeillot’s employment terminates due to his disability, (a) a pro-rata portion of all outstanding time-based equity awards held by Mr. Loeillot will accelerate and vest, (b) a pro-rata portion of all outstanding performance-based equity awards held by Mr. Loeillot will vest (if at all) at the end of the performance period based on actual performance, (c) each outstanding vested stock option held by Mr. Loeillot will remain exercisable until the earlier of the one-year anniversary of the accelerated vesting date and the original expiration date of the stock option and (d) subject to Mr. Loeillot’s timely COBRA election, the Company will pay the COBRA premiums for Mr. Loeillot and his eligible dependents for up to 18 months;
•
If Repligen terminates Mr. Loeillot’s employment without cause or if Mr. Loeillot resigns for good reason, (a) Repligen will pay Mr. Loeillot an amount equal to 1.5 times his annual base salary (paid in installments over 18 months), (b) 100% of the unvested portion of the equity awards granted to Mr. Loeillot in connection with his initial hire by Repligen will accelerate and vest, (c) 50% of all other time-based equity awards held by Mr. Loeillot will accelerate and vest, (d) a pro-rata portion of other outstanding performance-based equity awards held by Mr. Loeillot will vest (if at all) at the end of the performance period based on actual performance, (e) each outstanding vested stock option held by Mr. Loeillot will remain exercisable until the earlier of the one-year anniversary of the accelerated vesting date and the original expiration date of the stock option and (f) subject to Mr. Loeillot’s timely COBRA election, the Company will pay the COBRA premiums for Mr. Loeillot and his eligible dependents for a up to 18 months;
•
If Repligen (or its successor) terminates Mr. Loeillot’s employment without cause or if Mr. Loeillot resigns for good reason, in each case within 24 months following a change in control of Repligen, in lieu of the severance payments and benefits described in the preceding paragraph, (a) Repligen will pay Mr. Loeillot a lump sum cash payment in an amount equal to 2.0 times the sum of his annual base salary (or his annual base salary in effect immediately prior to the change in control, if higher) and his target annual performance bonus for the year in which the date of termination occurs, (b) Repligen will pay Mr. Loeillot a pro-rata portion of Mr. Loeillot’s target bonus for the year in which the date of termination occurs, (c) in the event that equity awards are assumed, continued or substituted in the change in control, all equity awards held by Mr. Loeillot will accelerate and vest (with performance deemed to be met at the greater of the target level of performance or the actual level of performance on the date of termination for any equity awards subject to performance-based vesting) and (d) subject to Mr. Loeillot’s timely COBRA election, the Company will pay the COBRA premiums for Mr. Loeillot and his eligible dependents for up to 18 months; and
•
In the event that any then-outstanding stock options and stock-based awards are not assumed, continued or substituted in a change in control, then Mr. Loeillot will be entitled to receive accelerated vesting of (i) 100% of his unvested stock options and other stock-based awards subject solely to time-based vesting and (ii) all of his stock options and other stock-based awards that are subject to performance-based vesting, with performance metrics deemed to be met at the greater of the target level or the actual level of performance on such date of the change in control.

Amended and Restated Severance and Change in Control Plan

NEO Termination without Cause or Resignation for Good Reason

On May 26, 2022, the Company adopted the Severance Plan, pursuant to which the NEOs, other than Mr. Loeillot, may be eligible for certain severance payments and benefits. Pursuant to the terms of the Severance Plan, in the event that Mr. Garland’s, Mr. Bylund’s, Mr. Kuriyel’s or Mr. Douglass’s employment is terminated by the Company without cause or one resigns for good reason, each as defined in the Severance Plan, subject to the execution and effectiveness of a separation agreement containing, among other things, a general release of claims in favor of the Company, the NEO will be entitled to receive (i) continued payment of base salary at the rate then in effect for 12 months following termination (provided, however, such amount shall be reduced by an amount equal to the dollar value of the portion of the monthly premiums paid by active employees for coverage under the Company’s group health care programs multiplied by 12), (ii) except as otherwise provided in the applicable equity award agreement, accelerated vesting of (A) 50% of the NEO’s unvested stock options subject to time-based vesting, and (B) a pro-rata portion of the NEO’s unvested stock-based awards subject solely to time-based vesting, (iii) a pro-rata portion of unvested stock

REPLIGEN CORPORATION	43	2026 PROXY STATEMENT SUMMARY

options and other stock-based awards that are subject to performance-based vesting and for which achievement of the performance metrics has not been determined as of the date of termination shall remain eligible to vest at the end of the performance period based on actual performance through the end of the performance period, and (iv) if the NEO is enrolled in the Company’s group health care programs immediately prior to the date of termination and properly elects to receive COBRA benefits, payment of the COBRA premiums by the Company for up to 12 months following termination. Pro-ration for purposes of items (ii)(B) and (iii) of the preceding sentence shall be determined based on the number of full months elapsed in the vesting period or performance period, as applicable, through the date of termination relative to the total number of full months in the vesting period or performance period, as applicable.

NEO Termination without Cause or Resignation for Good Reason Following Change in Control

If Mr. Garland’s, Mr. Bylund’s, Mr. Kuriyel’s or Mr. Douglass’s employment is terminated by the Company without cause or if one resigns for good reason, in either case within two years following a change in control, as defined in the Severance Plan, subject to the execution and effectiveness of a separation agreement containing, among other things, a general release of claims in favor of the Company, that NEO will be entitled to receive (i) a lump sum payment equal to one-and-a-half times the sum of the NEO’s base salary at the rate then in effect (or the rate in effect immediately prior to the change in control, if higher) and the NEO’s target annual performance bonus for the year the termination occurs, (ii) a pro-rata portion of the NEO’s target bonus for the year in which the date of termination occurs, (iii) except as otherwise provided in the applicable equity award agreement, in the event that stock options and other stock-based awards are assumed, continued or substituted in the change in control, accelerated vesting of (A) 100% of the NEO’s unvested stock options and other unvested stock-based awards subject to time-based vesting, (B) all performance-based awards held by the NEO with performance metrics deemed to be met at the greater of target levels or the actual level of performance on the date of termination and (iv) if the NEO is enrolled in the Company’s group health care programs immediately prior to the date of termination and properly elects to receive COBRA benefits, payment of the COBRA premiums by the Company for up to 18 months following termination. Pro-ration for purposes of item (ii) of the preceding sentence shall be determined based on the number of full months elapsed in the year through the date of termination relative to the total number of full months in the year.

Change in Control

In the event that any then-outstanding stock options and stock-based awards are not assumed, continued or substituted in a change in control, then Mr. Garland, Mr. Bylund, Mr. Kuriyel and Mr. Douglass will be entitled to receive accelerated vesting of (i) 100% of his unvested stock options and other stock-based awards subject solely to time-based vesting and (ii) all of his stock options and other stock-based awards that are subject to performance-based vesting, with performance metrics deemed to be met at the greater of the target level or the actual level of performance on such date of the change in control.

Repligen Corporation Retirement Policy for Equity Awards

In October 2023, the Compensation Committee approved the Repligen Corporation Retirement Policy for Equity Awards (the “Retirement Policy”). Under the Retirement Policy, eligible participants, including NEOs, who are either (i) 55 years of age and in their tenth year or more of service with the Company on the retirement date; or (ii) at least 60 years of age and have been employed by the Company for at least five full years on the retirement date will remain eligible to vest in a pro-rata portion of all PSUs held by the eligible participant as of the date of retirement at the end of the performance period based on actual performance through the end of the performance period subject, in the Company’s sole discretion, to the eligible participant’s execution and effectiveness of a separation agreement containing, among other things, a general release of claims in favor of the Company. Pro-ration for purposes of the Retirement Policy shall be determined based on the number of full months elapsed in the applicable performance period through the retirement date relative to the total number of full months in the applicable performance period. The Company may amend or terminate the Retirement Policy at any time.

Potential Payments Upon Termination or Change in Control

The 2012 Plan and the 2018 Plan (collectively referred to as “the Plans”), provide that upon the effectiveness of a sale event, as defined in the Plans, except as otherwise provided by the Compensation Committee in the applicable award agreement, all outstanding awards will automatically terminate, unless the parties to the sale event agree that such awards will be assumed or continued by the successor entity.

Assuming the NEO’s employment was terminated by the Company without cause or the NEO resigned for good reason (other than within 24 months following a change in control) and such event took place on December 31, 2025, each of the NEOs would have been entitled to the payments and benefits shown in the table below.

REPLIGEN CORPORATION	44	2026 PROXY STATEMENT SUMMARY

	Payments and Benefits
Name	Base Salary Continuation ($)	Value of Accelerated Vesting of Equity Awards ($)(1)	Value of Health Insurance Under COBRA ($)	Total ($)
Olivier Loeillot	1,290,000	5,239,796	47,769	6,577,565
Jason K. Garland	563,825	1,036,340	31,846	1,632,011
James Bylund	479,609	2,762,303	20,696	3,262,608
Ralf Kuriyel	413,481	1,290,812	37,964	1,742,257
Brian Douglass	450,000	218,425	—	668,425

(1)
Based on the intrinsic value of the stock options and RSUs, which is calculated based on the closing price of the Company’s stock on the Nasdaq Global Market on December 31, 2025, the last trading day of 2025, which was $163.86.

Assuming the NEO’s employment was terminated by the Company or the NEOs resigned for good reason within 24 months following a change in control in which equity awards are assumed, continued or substituted and such event took place on December 31, 2025, each of the NEOs would have been entitled to the payments and benefits shown in the table below.

	Payments and Benefits
Name	Base Salary and Target Bonus Payment ($)	Pro-Rata Bonus Payout ($)	Value of Accelerated Vesting of Equity Awards ($)(1)	Value of Health Insurance Under COBRA ($)	Total ($)
Olivier Loeillot	3,268,000	774,000	9,233,461	47,769	13,323,230
Jason K. Garland	1,487,063	424,875	2,690,432	47,769	4,650,139
James Bylund	1,263,142	360,898	4,619,280	31,044	6,274,364
Ralf Kuriyel	1,103,939	315,411	2,474,131	56,946	3,950,427
Brian Douglass	1,181,250	337,500	842,896	—	2,361,646

(1)
Based on the intrinsic value of the stock options and RSUs, which is calculated based on the closing price of the Company’s stock on the Nasdaq Global Market on December 31, 2025, the last trading day of 2025, which was $163.86.

CEO Pay Ratio

Pursuant to a mandate of the Dodd-Frank Act, the SEC adopted a rule requiring that we annually disclose the ratio of our median employee’s total annual compensation to the total annual compensation of our CEO as of December 31, 2025, Olivier Loeillot, who is also our principal executive officer (the “CEO Pay Ratio”).

We identified the median employee using the methodology from the Summary Compensation Table, which consists of base salary or wages annualized for all permanent employees, grant date fair value for stock options and stock awards granted in the current year and cash bonus incentives earned in 2025 based on annualized target achievement for all permanent employees. Base salaries or wages for non-US employees were converted to the US dollar equivalent using the average rate for the year ended December 31, 2025 and no cost of living adjustments were made. All individuals who were employed by the Company on December 31, 2025, the last day of the Company’s fiscal year, were included in the median calculation (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis).

The annual total compensation of the employee identified as the median was $74,954. The annual total compensation of our CEO was $6,114,771 as detailed in the Summary Compensation Table on page 38. The ratio of annual total compensation of our CEO to the median of the annual total compensation of all employees was estimated to be approximately 82:1. Our ratio may fluctuate year over year based on changes in workforce composition and compensation arrangements.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on the Company’s internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other peer companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K promulgated by the SEC, the Company is providing information about the relationship between executive compensation actually paid (“CAP”) to our Principal Executive Officers and the other NEOs (as calculated in accordance with 402(v) of Regulation S-K) and certain financial performance measures.

REPLIGEN CORPORATION	45	2026 PROXY STATEMENT SUMMARY

For additional information on the Company’s compensation programs and philosophy and how the Company designs its compensation programs to align pay with performance, see the section titled “Compensation Discussion and Analysis – Compensation Objectives” on page 28.

							Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO Mr. Loeillot	CAP to PEO Mr. Loeillot (1)(2)	Summary Compensation Table Total for PEO Mr. Hunt	CAP to PEO Mr. Hunt (1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs	Average CAP to Non-PEO NEOs (3)(4)	Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)	Net Income (Loss) (in millions)(7)	Adjusted Revenue (in millions)(8)
2025	$6,114,771	$8,693,067	N/A	N/A	$2,496,139	$3,137,212	$85.51	$124.75	$49	$717
2024	$7,184,359	$5,125,639	$20,304,850	$921,139	$2,239,292	$1,089,794	$155.61	$113.84	$(26)	$635
2023	N/A	N/A	$7,929,275	$8,199,283	$2,783,824	$2,838,303	$194.38	$115.42	$42	$633
2022	N/A	N/A	$7,713,930	$(14,037,928)	$2,030,204	$373,690	$183.04	$111.27	$186	$823
2021	N/A	N/A	$7,765,070	$28,761,887	$1,903,210	$3,095,727	$286.31	$124.89	$128	$667
(1)
For fiscal years 2021 through 2023, Mr. Hunt was the PEO. For 2024, Mr. Hunt served as PEO until August 31, 2024 and Mr. Loeillot served as PEO beginning on September 1, 2024. For 2025, Mr. Loeillot was the PEO.
(2)
The amounts reported represent CAP calculated in accordance with Item 402(v) of Regulation S-K, but do not reflect the actual amount of compensation earned by or paid to the PEO in the applicable year. In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to the amount reported for the PEO in the “Total” column of the Summary Compensation Table (“SCT”) for each year to calculate compensation actually paid:

	2025	2024 (Loeillot)	2024 (Hunt)	2023	2022	2021
Total Compensation from SCT	$6,114,771	$7,184,359	$20,304,850	$7,929,275	$7,713,930	$7,765,070
Adjustments for stock and option awards:
Less value of stock options and awards per SCT	(4,470,479)	(6,034,734)	(18,913,711)	(7,044,275)	(6,123,490)	(5,663,515)
Plus year-end fair value of outstanding and unvested equity awards granted in the covered fiscal year	5,350,706	5,263,849	5,112,360	5,286,030	5,089,051	5,871,874
Plus year over year change in fair value of outstanding and unvested equity awards granted in prior fiscal years	1,689,992	(1,022,566)	(5,107,473)	1,518,601	(16,700,137)	18,454,854
Plus fair value as of vesting date of equity awards granted and vested in the covered fiscal year	—	—	—	—	—	—
Plus year over year change in fair value of equity awards granted in prior years that vested in the covered fiscal year	8,077	(265,269)	(84,234)	509,652	(4,017,282)	2,333,604
Less prior year-end fair value for any equity awards forfeited in the covered fiscal year	—	—	(390,653)	—	—	—
Total CAP	$8,693,067	$5,125,639	$921,139	$8,199,283	$(14,037,928)	$28,761,887

(3)
For the fiscal years 2021 through 2025, our non-PEO NEOs were:
i.
2025: Messrs. Garland, Bylund, Kuriyel and Douglass
ii.
2024: Messrs. Garland, Bylund and Kuriyel and Ms. Gebski
iii.
2023: Messrs. Loeillot, Snodgres, Bylund and Kuriyel and Ms. Gebski
iv.
2022 and 2021: Messrs. Snodgres, Bylund and Kuriyel and Ms. Gebski
(4)
The amounts reported represent the average CAP to the Non-PEO NEOs as a group, computed in accordance with Item 402(v) of Regulation S-K, but do not reflect the actual average amount of compensation earned by or paid to such NEOs as a group in the applicable year. In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to the average of the amounts reported in the “Total” column of the Summary Compensation Table for the NEOs as a group (excluding the PEO(s)) for each year to determine the compensation actually paid:

	2025	2024	2023	2022	2021
Total Compensation from SCT	$2,496,139	$2,239,292	$2,783,824	$2,030,204	$1,903,210
Adjustments for stock and option awards:
Less value of stock options and awards per SCT	(1,684,902)	(1,473,458)	(2,208,580)	(1,293,539)	(1,158,499)
Plus year-end fair value of outstanding and unvested equity awards granted in the covered fiscal year	1,949,635	1,003,993	1,898,736	972,047	1,240,869
Plus year over year change in fair value of outstanding and unvested equity awards granted in prior fiscal years	354,070	(522,318)	61,717	(895,955)	923,948
Plus fair value as of vesting date of equity awards granted and vested in the covered fiscal year	—	—	—	—	—
Plus year over year change in fair value of equity awards granted in prior years that vested in the covered fiscal year	121,085	(105,501)	29,510	(426,369)	186,199
Less prior year-end fair value for any equity awards forfeited in the covered fiscal year	(98,815)	(52,214)	273,096	(12,698)	—
Total CAP	$3,137,212	$1,089,794	$2,838,303	$373,690	$3,095,727
(5)
Total shareholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

REPLIGEN CORPORATION	46	2026 PROXY STATEMENT SUMMARY

(6)
Represents the weighted peer group TSR. The peer group used for this purpose is the Nasdaq Biotechnology Index, a published industry index.
(7)
The dollar amounts reported represent the amount of net income reflected in the Company’s audited consolidated financial statements for the applicable fiscal year.
(8)
Adjusted revenue is a non-GAAP measure that is defined as the Company’s total consolidated revenue as reported under U.S. generally accepted accounting principles (“GAAP”) adjusted to reflect the impact of acquisitions and the change in foreign exchange rates. While the Company considers numerous financial and non-financial performance measures for the purpose of evaluating and determining executive compensation, the Company considers adjusted revenue, which is one of the Corporate Objectives (along with adjusted EPS) used to determine annual cash incentive compensation paid to the NEOs for fiscal year 2025, to be the most important financial performance measure used to link compensation actually paid to Company performance for fiscal year 2025. In 2025, the total as-reported consolidated revenue of $738 million was adjusted unfavorably by $21 million, resulting in adjusted revenue of $717 million. In 2024, the total as-reported consolidated revenue of $634 million was adjusted favorably by $1 million, resulting in adjusted revenue of $635 million. In 2023, the total as-reported consolidated revenue of $639 million was adjusted unfavorably by $6 million, resulting in adjusted revenue of $633 million. In 2022, the total as-reported consolidated revenue of $802 million was adjusted favorably by $21 million, resulting in adjusted revenue of $823 million. In 2021, the total as-reported consolidated revenue of $671 million was adjusted unfavorably by $4 million, resulting in adjusted revenue of $667 million.

Description of Relationship Between Compensation Actually Paid and Selected Performance Metrics

As described above in the section titled “Compensation and Discussion Analysis – Compensation Objectives” on page 28, the Company’s compensation program is designed to attract and retain high-performing talent in the bioprocessing industry, motivate the Company’s executive officers to create long-term, enhanced shareholder value and provide a fair reward for robust effort. The Company uses several performance measures to align executive compensation with Company performance, not all of which are presented in the Pay Versus Performance Table above. Moreover, the Company calculates compensation to the PEO and non-PEO NEOs on a basis different than the amount reported in the Summary Compensation Table and compensation actually paid, as calculated in accordance with Item 402(v) of Regulation S-K, is not considered by the Board and the Compensation Committee in evaluating or determining executive compensation. In addition for the years presented in the tables above, the Board and the Compensation Committee did not use TSR or net income as performance measures when making pay compensation decisions. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between compensation actually paid and the financial performance metrics presented in the Pay Versus Performance Table.

REPLIGEN CORPORATION	47	2026 PROXY STATEMENT SUMMARY

Compensation Actually Paid and Company TSR

The graph below describes the relationship between compensation actually paid to the PEOs and the average compensation actually paid to the Company’s other NEOs to the Company’s TSR over the five-year period from December 31, 2020 to December 31, 2025, assuming an initial investment of $100 on December 31, 2020. As the graph shows, this relationship is generally aligned in large part because a significant portion of the compensation actually paid to the Company’s NEOs is in the form of equity awards, the value of which is impacted by the stock price changes.

CAP vs. TSR
CAP
(dollars in millions)
$30
$25
$20
$15
$10
$5
$0
($5)
($10)
($15)
($20)
2021
2022
2023
2024
2025
Total Shareholder Return
$160
$140
$120
$100
$80
$60
$40
$20
$0
PEO CAP (Hunt)
PEO CAP (Loeillot)
NEO CAP
Repligen Corporation
NASDAQ Biotechnology

REPLIGEN CORPORATION	48	2026 PROXY STATEMENT SUMMARY

Compensation Actually Paid and Net Income (Loss)

The graph below shows the relationship between compensation actually paid to our PEOs and the average compensation actually paid to the Company’s other NEOs to the Company’s net income (loss) for the five years presented in the Pay Versus Performance Table. The Company does not use net income as a performance measure in its executive compensation program.

CAP vs. Net Income (Loss)
$30
$25
$20
$15
$10
$5
$0
($5)
($10)
($15)
($20)
CAP
(dollars in millions)
2021
2022
2023
2024
2025
$200
$150
$100
$50
$0
-$50
Net Income (Loss)
(dollars in millions)
PEO CAP (Hunt)
PEO CAP (Loeillot)
NEO CAP
Net Income

REPLIGEN CORPORATION	49	2026 PROXY STATEMENT SUMMARY

Compensation Actually Paid and Adjusted Revenue

The graph below shows the relationship between compensation actually paid to our PEOs and the average compensation actually paid to the Company’s other NEOs to the Company’s adjusted revenue for the five years presented in the Pay Versus Performance Table. As described above, adjusted revenue is defined as the Company’s total consolidated revenue as reported under GAAP, adjusted to reflect the impact of acquisitions and foreign currency. While the Company uses numerous financial and non-financial performance measures in its compensation programs, the Company has determined that adjusted revenue is the most important performance measure used to link compensation actually paid to the Company’s NEOs for fiscal year 2025 to Company performance. The Company uses adjusted revenue (along with adjusted EPS, both of which are weighted equally) as one of the Corporate Objectives in the Company’s short-term incentive compensation program.

CAP vs. Adjusted Revenue
CAP
(dollars in millions)
$30
$25
$20
$15
$10
$5
$0
($5)
($10)
($15)
($20)
2021
2022
2023
2024
2025
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
Adjusted Revenue
(dollars in millions)
PEO CAP (Hunt)
PEO CAP (Loeillot)
NEO CAP
Adjusted Revenue

REPLIGEN CORPORATION	50	2026 PROXY STATEMENT SUMMARY

Total Shareholder Return

The graph below describes the relationship between Repligen Corporation’s (Nasdaq: RGEN) TSR and the TSR for the Nasdaq Biotechnology index:

RGEN VS. NASDAQ BIOTECHNOLOGY INDEX
$160
$140
$120
$100
$80
$60
$40
$20
$0
2021
2022
2023
2024
2025
Repligen Corporation
NASDAQ Biotechnology

Assumes a $100 investment on December 31, 2020 in stock or index, including reinvestment of dividends.

Tabular List of Performance Measures

The following table includes financial performance measures that the Company has determined are its most important financial performance measures for 2025 and how they were used in relation to executive compensation:

Financial Measure	Application in Most Recently Completed Fiscal Year’s Compensation
Adjusted Revenue	Annual Cash Incentive Compensation – Corporate Objectives
Adjusted EPS	Annual Cash Incentive Compensation – Corporate Objectives
Base Organic Revenue Growth	Long-term Incentive Plan – PSU Portion (3-year goal)
Adjusted ROIC	Long-term Incentive Plan – PSU Portion (3-year goal)

The description of how adjusted revenue and adjusted EPS are calculated can be found in the section titled “Compensation Discussion and Analysis – Executive Compensation” beginning on page 31. The definitions for Base Organic Revenue Growth and Adjusted ROIC can be found in the section titled “Proxy Statement Summary – Long-term Equity Incentive Breakout for NEOs” beginning on page 6.

Equity Compensation Plan Information

The following table provides information as of December 31, 2025, with respect to the common stock that may be issued under the Company’s existing equity compensation plans.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights (3)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders (1)(2)	1,118,320	$108.18	1,194,241
Equity compensation plans not approved by security holders	N/A	N/A	N/A

REPLIGEN CORPORATION	51	2026 PROXY STATEMENT SUMMARY

(1)
Includes grants under the 2012 Plan and the 2018 Plan.
(2)
The following table reflects the securities issued and outstanding as of December 31,2025.

	Shares to be issued upon exercises or settlement	Weighted average exercise price
Equity Compensation plans approved by security holders
Options	563,273	$108.18
Time-based restricted stock units	453,926	N/A
Performance-based restricted stock units	101,121	N/A
Common stock-based units accrued under the Directors Deferred Compensation Plan	N/A	N/A

(3)
The weighted average exercise price is calculated based solely on outstanding stock options as restricted stock units do not have exercise prices and, therefore, are not included in the calculation.

DIRECTOR COMPENSATION

For the fiscal year ended December 31, 2025, non-employee directors received an annual cash retainer for service on the Board and additional cash retainers for service on committees as set forth in the table below.

Annual Retainer
Board of Directors
Each Non-Employee Member of the Board	$60,000
Additional Retainer for the Lead Independent Chair	$45,000
Audit Committee
Committee Chairperson	$30,000
Other Committee Members	$10,000
Compensation Committee
Committee Chairperson	$20,000
Other Committee Members	$10,000
Nominating and Corporate Governance Committee
Committee Chairperson	$16,000
Other Committee Members	$5,000
Transaction Committee
Committee Members	$5,000

Under the Company’s Amended and Restated Non-Employee Directors’ Compensation Policy, as amended in February 2024, each newly elected, non-employee director who joins the Board receives an option to purchase shares of Common Stock with an aggregate value equal to the aggregate value of the stock option and RSU comprising the then-current annual award granted to the existing Board members. These initial option grants vest in equal annual installments over a three-year period from the date of grant, provided such person is still a director on such vesting date. Also, on the effective date of a new director’s initial appointment or election to the Board, such new director shall receive an additional award of (i) a stock option to purchase shares of our Common Stock and (ii) an RSU award, each of which shall have a value equal to the value of the stock option and RSU award, respectively, comprising the then-current annual award, pro-rated based on the number of months from such effective date until the Company’s next Annual Meeting of Shareholders.

In addition, at each Annual Meeting of Shareholders of the Company, each non-employee director re-elected to the Board by the shareholders is awarded annual equity compensation. In 2025, all non-employee directors, other than the former Executive Chair, Mr. Hunt, were entitled to annual equity compensation with a grant date fair value of $240,000. The annual equity compensation award is 50% in the form of RSUs, and 50% in the form of stock options. Annual equity awards vest in full on the earlier of the first anniversary of the date of the grant or the next Annual Meeting of Shareholders, provided such person is still a director on such vesting date. In the event of a sale event (as defined in the 2018 Plan), all equity retainer awards granted to such non-employee directors shall become 100% vested and exercisable or nonforfeitable immediately prior to such sale event.

Our Board may, as needed or advisable from time to time, form temporary, ad hoc or other standing committees and delegate the authority to oversee, identify, evaluate or negotiate a specific issue, opportunity and function, and to, as appropriate, make recommendations to the full Board, which committee members may receive reasonable and market compensation. For example, our Board has established a Transaction Committee to oversee, advise on and assist our management and the full Board in considering or pursuing acquisitions, partnering and other business development opportunities, and has awarded cash compensation consistent with those paid to the members of the N&GC Committee.

REPLIGEN CORPORATION	52	2026 PROXY STATEMENT SUMMARY

Repligen Corporation Deferred Compensation Plan for Non-Employee Directors

In addition, on October 15, 2025, the Company adopted the Repligen Corporation Deferred Compensation Plan for Non-Employee Directors, as may be amended from time to time (the “NED Deferred Compensation Plan”), pursuant to which a non-employee director may elect to defer all or a portion of the settlement of his or her annual equity award or Initial equity award, all to the extent permitted by, and subject to the terms of, the NED Deferred Compensation Plan and the timely execution a deferral agreement.

Director Compensation Table for the Fiscal Year Ended December 31, 2025

The following table sets forth a summary of the compensation the Company paid to its directors in the year ended December 31, 2025. Mr. Loeillot did not receive any additional compensation for his role as a member of the Board. The compensation he received as a PEO is reflected in “Executive Compensation—2025 Summary Compensation Table” above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(3)	Option Awards ($)(1)(3)	All Other Compensation ($)(2)	Total ($)
Nicolas M. Barthelemy	76,472	119,932	115,343	—	311,747
Karen A. Dawes	120,000	119,932	115,343	—	355,275
Carrie Eglinton Manner	70,000	119,932	115,343	—	305,275
Tony J. Hunt	—	—	—	671,000	671,000
Konstantin Konstantinov	65,000	119,932	115,343	—	300,275
Martin D. Madaus	81,000	119,932	115,343	—	316,275
Rohin Mhatre	70,000	119,932	115,343	—	305,275
Glenn P. Muir	105,000	119,932	115,343	—	340,275
Margaret A. Pax	83,528	119,932	115,343	—	318,803
(1)
Represents the aggregate grant date fair value of awards granted in 2025 calculated in accordance with FASB ASC 718 excluding the impact of forfeitures related to service-based vesting. The assumptions the Company used for calculating the grant date fair values are set forth in Note 2, “Summary of Significant Accounting Policies – Stock Based Compensation,” to the Company’s consolidated financial statements included in the Company’s Form 10-K for the fiscal year ended December 31, 2025.
(2)
Mr. Hunt served as Executive Chair of the Board and advisor to the Company during the year ended December 31, 2025. In his role as advisor, Mr. Hunt received an annual base salary of $440,000 and was eligible to receive an annual performance bonus targeted at 52.5% of his annual base salary, which was tied 100% to the Company’s performance. Mr. Hunt was not granted any stock or option awards in the year ended December 31, 2025. Effective March 13, 2026, Mr. Hunt retired from his position as Executive Chair of the Board.
(3)
The following table presents the grant date fair value of each grant of RSUs or stock options in the fiscal year ended December 31, 2025 to non-employee directors, computed in accordance with FASB ASC 718 excluding the impact of forfeitures related to service-based vesting:

Name	Grant Date	Number of Restricted Stock Units (#)	Number of Securities Underlying Options (#)	Exercise Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
Nicolas M. Barthelemy	5/15/2025	—	1,800	123.26	115,343
	5/15/2025	973	—	—	119,932
Karen A. Dawes	5/15/2025	—	1,800	123.26	115,343
	5/15/2025	973	—	—	119,932
Carrie Eglinton Manner	5/15/2025	—	1,800	123.26	115,343
	5/15/2025	973	—	—	119,932
Konstantin Konstantinov	5/15/2025	—	1,800	123.26	115,343
	5/15/2025	973	—	—	119,932
Martin Madaus	5/15/2025	—	1,800	123.26	115,343
	5/15/2025	973	—	—	119,932
Rohin Mhatre	5/15/2025	—	1,800	123.26	115,343
	5/15/2025	973	—	—	119,932
Glenn P. Muir	5/15/2025	—	1,800	123.26	115,343
	5/15/2025	973	—	—	119,932
Margaret A. Pax	5/15/2025	—	1,800	123.26	115,343
	5/15/2025	973	—	—	119,932

REPLIGEN CORPORATION	53	2026 PROXY STATEMENT SUMMARY

The following table sets forth the aggregate number of unexercised options and unvested restricted stock units as of December 31, 2025.

Name	Number of Securities Underlying Unexercised Options	Number of Unvested Restricted Stock Units
Nicolas M. Barthelemy	7,112	973
Karen A. Dawes	9,954	973
Carrie Eglinton Manner	11,096	973
Tony J. Hunt (1)	298,447	52,253
Konstantin Konstantinov	8,459	973
Martin D. Madaus	6,721	973
Rohin Mhatre	12,186	973
Glenn P. Muir	16,244	973
Margaret A. Pax	5,607	973

(1)
Inclusive of 12,982 performance based units subject to achievement of specified AORG and Adjusted ROIC goals by the Company.

Compensation Committee Interlocks and Insider Participation

Ms. Pax, Messrs. Barthelemy and Muir and Dr. Mhatre each served as a member of the Compensation Committee during the year ended December 31, 2025. No member of the Compensation Committee is a current or former employee of the Company or had any relationship with the Company requiring disclosure herein. No interlocking relationship exists between any member of the Board or the Compensation Committee and any member of the board of directors or compensation committee of any other company, and no such interlocking relationship has existed in the past.

REPLIGEN CORPORATION	54	2026 PROXY STATEMENT SUMMARY

GENERAL ANNUAL MEETING INFORMATION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (“Board”) of Repligen, for use at the 2026 Annual Meeting of Shareholders (the “Annual Meeting”), to be held on Thursday, May 14, 2026 at 8:00 a.m. ET, at www.virtualshareholdermeeting.com/RGEN2026, and at any adjournment or postponement thereof. The Annual Meeting will be held virtually.

Repligen’s Annual Report to Shareholders, containing a letter from our Chief Executive Officer and financial statements for the fiscal year ended December 31, 2025 (the “2025 Annual Report”), is being provided together with this Proxy Statement to all shareholders entitled to vote at the Annual Meeting. It is anticipated that the Notice of Internet Availability of Proxy Materials and the accompanying proxy card will be first sent or given to shareholders on or about April 2, 2026.

Record Date:	March 16, 2026 (the “Record Date”). Only shareholders of record as of the Record Date are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.
Quorum:

The representation, in person or by proxy, of at least a majority of the outstanding shares of Repligen Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Shares present virtually during the Annual Meeting will be considered shares of Common Stock represented in person at the meeting.

Voting Securities/Common Stock Outstanding:	As of the Record Date, the Company had 56,399,274 shares of Common Stock outstanding and entitled to vote. Each outstanding share of Common Stock entitles the record holder to one vote.
Voting Methods:

Shareholders may vote online during the Annual Meeting or in advance of the Annual Meeting by proxy by completing, signing, dating and returning the accompanying proxy card or by voting by telephone or via the Internet in accordance with the instructions listed on the proxy card. Execution of a proxy card, or voting by telephone or via the Internet prior to the Annual Meeting, will not in any way limit a shareholder’s right to attend the Annual Meeting and vote during the meeting.

If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. Any shareholder submitting a proxy has the right to abstain from voting for any individual nominee to the Board by writing that nominee’s number on the space provided on the proxy card, checking the box next to the name of such individual nominee if voting by proxy via the Internet or, if using the telephone to vote by proxy, by following the verbal instructions for entering the two-digit number appearing on the proxy card immediately before the name of such individual nominee. Where a choice has been specified on the proxy with respect to a matter, the shares represented by the proxy will be voted in accordance with such specifications. If a validly executed proxy card is returned without indicating how the shares should be voted on a matter, such proxies will be voted FOR election of the director nominees; FOR ratification of the appointment of the independent registered public accountants; and FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers (“NEOs”).

Other than (i) the election of directors, (ii) the ratification of Ernst & Young LLP (“EY”), and (iii) the advisory vote to approve the compensation of our NEOs, the Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be properly presented at the Annual Meeting upon which a vote may be taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

Revoking Your Proxy:

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the taking of the vote at the Annual Meeting. Proxies may be revoked by: (1) giving written notice of revocation to the Corporate Secretary of Repligen at any time before the taking of the vote at the Annual Meeting; (2) duly executing a later-dated proxy card relating to the same shares and delivering it to the Corporate Secretary of Repligen or by telephone or the Internet, in accordance with the instructions listed on the proxy card; or (3) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself constitute a

REPLIGEN CORPORATION	55	2026 PROXY STATEMENT SUMMARY

revocation of a proxy). For those shareholders who submit a proxy by telephone or the Internet, the date on which the proxy is submitted in accordance with the instructions listed on the proxy card is deemed to be the date of the proxy. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to the mailing address of our principal executive offices at Repligen Corporation, Attention: Corporate Secretary, 41 Seyon Street, Building #1, Suite 100, Waltham, Massachusetts 02453, at or before the taking of the vote at the Annual Meeting.

Effect of Abstentions and Broker Non-Votes:

Shares represented by proxies that contain one or more abstentions or broker “non-votes,” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A broker “non-vote” occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, with respect to such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Broker “non-votes” are not considered voted for the particular matter. If a shareholder holds shares in “street-name” through a broker or other nominee, absent voting instructions from the shareholder, such shares will not be counted as voting and will have no effect on those proposals, other than Proposal 2, requiring approval by a majority of the votes cast. Proposal 2 to ratify the appointment of the Company’s independent registered public accounting firm is a “routine” matter for which a broker does not need voting instruction in order to vote a shareholder’s shares.

Votes Required for Adoption of Proposals:

Election of Directors. In accordance with our By-laws, directors are elected by a majority of the votes cast, in person or by proxy, at the Annual Meeting (meaning the number of shares voted “for” a nominee must exceed the number of shares voted against such nominee). Abstentions and broker non-votes will not be counted as votes cast with respect to the election of directors, and, therefore, will not have an effect on the election of director nominees.

Ratification of Independent Accountants. For the ratification of the appointment of EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, an affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on such matter is required for approval (meaning that, of the shares represented at the meeting and entitled to vote, a majority of those shares must be voted “for” the proposal for it to be approved). Abstentions shall be included in determining the number of shares present and entitled to vote on the proposal, thus having the effect of a vote against the proposal. Broker “non-votes”, if any, are not counted in determining the number of shares present and entitled to vote and will therefore have no effect on the outcome.

Advisory Vote to Approve the Compensation of our NEOs. For the advisory vote to approve the compensation of our NEOs, the affirmative vote of the majority of shares present, in person or represented by proxy, and entitled to vote on that matter is required for approval. Abstentions shall be included in determining the number of shares present and entitled to vote on the proposal, thus having the effect of a vote against the proposal. Broker “non-votes”, if any, are not counted in determining the number of shares present and entitled to vote and will therefore have no effect on the outcome.

Other Matters. The Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be properly presented at the Annual Meeting upon which a vote may be taken, the persons named on the enclosed proxy card will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment.

Cost of Proxy Solicitation:

The cost of solicitation will be borne by Repligen and, in addition to directly soliciting shareholders by mail, Repligen may request banks and brokers to solicit their customers who have stock of Repligen registered in the name of the nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of Repligen may also be made of some shareholders in person or by mail or telephone following the original solicitation.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 14, 2026: The Company’s 2025 Annual Report and this Proxy Statement will be available at www.proxyvote.com.

REPLIGEN CORPORATION	56	2026 PROXY STATEMENT SUMMARY

ADDITIONAL INFORMATION

SUBMITTING SHAREHOLDER PROPOSALS

Repligen must receive any proposal by a shareholder of Repligen, who meets the proxy access eligibility requirements under our By-laws, for inclusion in the Proxy Statement furnished to all shareholders entitled to vote at our 2027 Annual Meeting of Shareholders (“2027 Annual Meeting”) at our principal executive office not later than December 3, 2026 in accordance with Rule 14a-8 issued under the Securities Exchange Act of 1934, as amended.

If a shareholder wishes to propose a nomination of persons for election to our Board of Directors (“Board”) or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our Proxy Statement and proxy card, our amended and restated By-laws establish an advance notice procedure for such nominations and proposals. Shareholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a shareholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our Corporate Secretary of the shareholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our Corporate Secretary at our principal executive offices not earlier than 90 days nor later than 60 days prior to the first anniversary of the preceding year’s Annual Meeting of Shareholders. However, in the event that the date of the Annual Meeting of Shareholders is advanced by more than 30 days or delayed by more than 60 days, from the first anniversary of the preceding year’s Annual Meeting of Shareholders, a shareholder’s notice must be so received no later than the close of business of the 90th day prior to such Annual Meeting of Shareholders or of the tenth day following the day on which notice of the date of such Annual Meeting of Shareholders was first made, whichever occurs later. For shareholder proposals to be brought before the 2027 Annual Meeting, the required notice must be received by our Corporate Secretary at our principal executive offices no earlier than February 13, 2027 and no later than March 15, 2027. Shareholder proposals and the required notice should be delivered to Repligen Corporation, Attention: Corporate Secretary, 41 Seyon Street, Building #1, Suite 100, Waltham, Massachusetts 02453.

Subject to the Securities and Exchange Commission’s (“SEC’s”) proxy rules, if a shareholder who wishes to present a proposal at the 2027 Annual Meeting (which is not otherwise submitted for inclusion in the Proxy Statement in accordance with the preceding paragraph) fails to notify the Company by March 15, 2027 and such proposal is brought before the 2027 Annual Meeting, then under the SEC’s proxy rules, if the Proxy Statement or form of proxy for the 2027 Annual Meeting so provides, the proxies solicited by Repligen with respect to the 2026 Annual Meeting of Shareholders (“Annual Meeting”) will confer discretionary voting authority with respect to the shareholder’s proposal on the persons selected by Repligen to vote the proxies solicited by Repligen. If the Company receives a timely notification from a shareholder, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

Any proposal intended to be presented at the 2027 Annual Meeting must also comply with the other requirements of the proxy solicitation rules of the SEC. In order to curtail any controversy as to the date on which a proposal was received by Repligen, it is suggested that proponents submit their proposal by Certified Mail with a Return Receipt requested or other means, including electronic means that permit them to prove date of delivery.

OTHER BUSINESS

Management does not know of any other matters to be brought before the Annual Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Annual Meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment.

VOTING PROXIES

The Board recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If authorized proxies are submitted without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board’s recommendations.

REPLIGEN CORPORATION	57	2026 PROXY STATEMENT SUMMARY

HOUSEHOLDING

In order to reduce printing and postage costs, Broadridge Financial Solutions, Inc., (“Broadridge”) and in accordance with SEC rules that permit “householding” of proxy materials, the Company has undertaken an effort to deliver only one Notice of Internet Availability of Proxy Materials (the “Notice”) to multiple shareholders sharing an address. This delivery method, called “householding,” is not being used if Broadridge has received contrary instructions from one or more of the shareholders sharing an address. If your household has received only one Notice, Repligen Corporation will deliver promptly a separate copy of the Notice to any shareholder who sends a written request to Repligen Corporation, Attention: Corporate Secretary, 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453. If your household is receiving multiple copies of Repligen’s Notice and you wish to request delivery of only a single copy, you may send a written request to Repligen Corporation, Attention: Corporate Secretary, 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453.

REPLIGEN CORPORATION	58	2026 PROXY STATEMENT SUMMARY

REPLIGEN
INSPIRING ADVANCES IN BIOPROCESSING

41 Seyon Street, Building 1, Suite 100, Waltham, MA 02453
phone 781.250.0111 | toll-free 800.622.2259
www.repligen.com

REPLIGEN CORPORATION	59	2026 PROXY STATEMENT SUMMARY

aw. NOTE: The Board of Directors will consider and act upon any other business which may properly come before the meeting or at any postponement or adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER OF RECORD. IF NO DIRECTION IS MADE, THIS

REPLIGEN

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 13, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RGEN2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 13, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V83288-P45112 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

REPLIGEN CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Olivier Loeillot	☐	☐	☐
1b. Karen A. Dawes	☐	☐	☐
1c. Nicolas M. Barthelemy	☐	☐	☐
1d. Carrie Eglinton Manner	☐	☐	☐
1e. Konstantin Konstantinov, Ph.D.	☐	☐	☐
1f. Martin D. Madaus, D.V.M., Ph.D.	☐	☐	☐
1g. Rohin Mhatre, Ph.D.	☐	☐	☐
1h. Glenn P. Muir	☐	☐	☐
1i. Margaret A. Pax	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. Ratification of the selection of Ernst & Young LLP as Repligen Corporation's independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐
3. Advisory vote to approve the compensation paid to Repligen Corporation's named executive officers.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

REPLIGEN CORPORATION	60	2026 PROXY STATEMENT SUMMARY

Dear Stockholder:

Please take note of the important information enclosed with this Proxy.

Your vote counts, and you are strongly encouraged to exercise your right to vote these shares.

Please mark the boxes on the proxy card to indicate how these shares will be voted. Then, please sign the card, detach it and return your proxy in the enclosed postage-paid envelope. Thank you in advance for your prompt consideration of this matter.

Sincerely,

Repligen Corporation

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of 2026 Annual Meeting and Proxy Statement are available at www.proxyvote.com.

V83289-P45112

REPLIGEN CORPORATION
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Olivier Loeillot and Jason Garland, and any of them alone, proxies with full power of substitution, to vote all shares of common stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Repligen Corporation to be held on the 14th day of May, 2026 at 8:00 am ET, at www.virtualshareholdermeeting.com/RGEN2026, and any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Definitive Proxy Statement dated April 3, 2026; copies of which have been received by the undersigned. The proxies are further authorized to vote, in accordance with their judgment, upon such other business as may be properly presented at the meeting and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

l be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side

REPLIGEN CORPORATION	61	2026 PROXY STATEMENT SUMMARY